UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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UNIFIRST CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNIFIRST CORPORATION
68 Jonspin Road
Wilmington, Massachusetts 01887

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On Tuesday, January 8, 2019

The Annual Meeting of Shareholders (the “Annual Meeting”) of UniFirst Corporation (the “Company”) will be held at the corporate offices of the Company located at 68 Jonspin Road, Wilmington, Massachusetts 01887 on Tuesday, January 8, 2019 at 10:00 A.M. for the following purposes:

1.
To elect two Class III Directors, nominated by the Board of Directors, each to serve for a term of three years until the 2022 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2019; and

3	To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof.

 Proposal 1 above relates solely to the election of two Class III Directors of the Company nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation the election of directors nominated by any shareholder of the Company.

The Board of Directors has fixed the close of business on November 16, 2018 as the record date for the Annual Meeting. All shareholders of record on that date are entitled to receive notice of and to vote at the meeting.

Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to shareholders via the Internet. Accordingly, you can access the proxy materials at www.edocumentview.com/UNF. Instructions for accessing the proxy materials and voting are described below and in the Annual Shareholder Meeting Notice (the “Notice”) that you received. Please review the proxy materials prior to voting.

Your vote is very important. If you hold your shares in your own name as a holder of record with our transfer agent, you may vote by one of the following methods:

1.
BY INTERNET, by going to the Internet web address www.envisionreports.com/UNF and following the instructions on the Notice you received and on the website. In order to vote via the Internet, you must use the numbers provided in the shaded bar of the Notice. Proxies submitted by the Internet must be received by 11:59 P.M., Eastern Time, on January 7, 2019.

2.
BY TELEPHONE, if you received printed copies of the proxy materials by mail in accordance with the instructions in the Notice, by dialing 1-800-652-VOTE (8683) within the United States, U.S. territories, and Canada any time on a touch tone telephone and following the instructions provided by the recorded message. In order to vote via telephone, you must use the numbers provided in the proxy card. Proxies submitted by telephone must be received by 11:59 P.M., Eastern Time, on January 7, 2019.

3.
BY PROXY CARD, if you received printed copies of the proxy materials by mail in accordance with the instructions in the Notice, by completing, dating, signing, and returning the proxy card in the postage-prepaid envelope provided. If you vote by Internet or telephone, please do not mail your proxy card. Your proxy card must be received prior to the Annual Meeting.

If you are a stockholder of record and attend the Annual Meeting, you may vote in person by ballot even if you have previously voted by Internet, by telephone or by returning your proxy card. Any proxy may be revoked by delivery of a later dated proxy.

If your shares are held by a broker, bank or other nominee in street name, please follow the instructions you receive from your broker, bank or other nominee to have your shares voted. If your shares are held by a broker, bank or other nominee in street name and you wish to vote in person at the Annual Meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of record prior to attending the meeting and voting.

By Order of the Board of Directors, SCOTT C. CHASE, Secretary

Wilmington, Massachusetts
November 29, 2018

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE REVIEW THE PROXY MATERIALS, INCLUDING OUR 2018 ANNUAL REPORT ON FORM 10-K, AT WWW.EDOCUMENTVIEW.COM/UNF AND VOTE BY INTERNET AT WWW.ENVISIONREPORTS.COM/UNF, BY TELEPHONE OR BY PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY STATEMENT AND THE NOTICE. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES IN PERSON. IF YOUR SHARES ARE HELD IN STREET NAME, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR BROKER, BANK OR OTHER NOMINEE TO HAVE YOUR SHARES VOTED.

Important

Please note that due to security procedures, if you decide to attend the Annual Meeting, you will be required to show a form of picture identification to gain access to the offices of UniFirst Corporation. Please contact the Company’s Investor Relations group at (978) 658-8888 if you plan to attend the Annual Meeting.

UNIFIRST CORPORATION
68 Jonspin Road
Wilmington, Massachusetts 01887

PROXY STATEMENT FOR 2019 ANNUAL MEETING OF SHAREHOLDERS
to be held on January 8, 2019
at 10:00 A.M. at the corporate offices of UniFirst Corporation located at 68 Jonspin Road,
Wilmington, Massachusetts 01887

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of UniFirst Corporation (the “Company”, “UniFirst”, “we”, “our” or “us”) for use at the 2019 Annual Meeting of Shareholders to be held on Tuesday, January 8, 2019 (the “Annual Meeting”) and at any adjournments or postponements thereof. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders are first being made available to shareholders on or about November 29, 2018.

The Board of Directors has fixed the close of business on November 16, 2018 as the “Record Date” for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the close of business on the Record Date, there were outstanding and entitled to vote 15,432,728 shares of common stock, par value $0.10 per share (“Common Stock”), and 3,711,009 shares of Class B common stock, par value $0.10 per share (“Class B Common Stock”). Transferees after such date will not be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote per share. Each share of Class B Common Stock is entitled to ten votes per share.

As more fully described in this Proxy Statement, the purposes of the Annual Meeting are (1) to elect two Class III Directors nominated by the Board of Directors, each to serve for a term of three years until the 2022 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified; (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2019; and (3) to consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

With respect to the election of two Class III Directors, (1) a plurality of the votes cast by holders of shares of Common Stock, voting separately as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is necessary to elect Phillip L. Cohen and (2) a plurality of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is necessary to elect Cynthia Croatti. Votes may be cast “For” or “Withhold” with respect to the election of each of Mr. Cohen and Ms. Croatti. With respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and each other matter expected to be voted upon at the Annual Meeting, the affirmative vote of a majority of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is required for approval. Votes may be cast “For”, “Against” or “Abstain” on the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2019.

The representation in person or by proxy of at least a majority of all Common Stock and Class B Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. Consistent with applicable law, the Company intends to count abstentions and broker non-votes for the purpose of determining the presence or absence of a quorum for the transaction of business. A broker “non-vote” refers to shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of Directors, except to the extent that in a contested election the failure to vote for an individual results in another individual receiving a larger percentage of votes, and no impact on the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2019 or any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your vote is very important. If you hold your shares in your own name as a holder of record with our transfer agent, you may vote by one of the following methods:

1.
BY INTERNET, by going to the Internet web address www.envisionreports.com/UNF and following the instructions on the Annual Shareholder Meeting Notice (the "Notice") you received and on the website. In order to vote via the Internet, you must use the numbers provided in the shaded bar of the Notice. Proxies submitted by the Internet must be received by 11:59 P.M., Eastern Time, on January 7, 2019.

2.
BY TELEPHONE, if you received printed copies of the proxy materials by mail in accordance with the instructions in the Notice, by dialing 1-800-652-VOTE (8683) within the United States, U.S. territories, and Canada any time on a touch tone telephone and following the instructions provided by the recorded message. In order to vote via telephone, you must use the numbers provided in the proxy card. Proxies submitted by telephone must be received by 11:59 P.M., Eastern Time, on January 7, 2019.

3.
BY PROXY CARD, if you received printed copies of the proxy materials by mail in accordance with the instructions in the Notice, by completing, dating, signing, and returning the proxy card in the postage-prepaid envelope provided. If you vote by Internet or telephone, please do not mail your proxy card. Your proxy card must be received prior to the Annual Meeting.

If you are a stockholder of record and you attend the Annual Meeting, you may vote in person by ballot even if you have previously voted by Internet, by telephone or by returning your proxy card. Any proxy may be revoked by delivery of a later dated proxy.

If your shares are held by a broker, bank or other nominee in street name, please follow the instructions you receive from your broker, bank or other nominee to have your shares voted. If your shares are held by a broker, bank or other nominee in street name and you wish to vote in person at the Annual Meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of record prior to attending the meeting and voting.

Shares represented by a properly executed proxy received prior to the times above and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy (1) will be voted “For” the election of each of the two nominees for Class III Director of the Company named in this Proxy Statement, each to serve for a term of three years until the 2022 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, and (2) will be voted “For” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2019. It is not anticipated that any matter other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. The Board of Directors recommends a vote (1) “For” the election of each of the two nominees for Class III Director of the Company named in this Proxy Statement, each to serve for a term of three years until the 2022 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, and (2) “For” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2019.

A shareholder of record may revoke a proxy at any time before it has been exercised by (1) filing a written revocation with the Secretary of the Company at the address of the Company set forth above, (2) properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities, (3) filing a duly executed proxy bearing a later date, or (4) appearing in person and voting by ballot at the Annual Meeting. Any shareholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy. Any written revocation of a proxy should be sent so as to be delivered to UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887, Attention: Secretary prior to the vote at the Annual Meeting.

If your shares are held through a broker, bank or other nominee and you instructed your broker, bank or other nominee to vote your shares by following the instructions that the broker, bank or other nominee provided to you, you may change your voting instructions by submitting new voting instructions to your broker, bank or other nominee prior to the deadline for voting.

The expense of this proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, on the Internet websites www.edocumentview.com/UNF and www.envisionreports.com/UNF and by telephone, the Directors, officers and employees of the Company may also solicit proxies personally, by telephone or by mail without special compensation for such activities. The Company may also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses in connection therewith.

The Company’s 2018 Annual Report to Shareholders, including the Company’s audited financial statements for the fiscal year ended August 25, 2018, is being made available to shareholders concurrently with this Proxy Statement at www.edocumentview.com/UNF and www.envisionreports.com/UNF.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company is currently composed of seven members, divided into three classes of two, three and two directors, respectively. Generally, one class is elected each year at the Annual Meeting of Shareholders and the Directors in each class serve for a term of three years and until their respective successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each Annual Meeting of Shareholders.

At the Annual Meeting, two Class III Directors will be elected to serve until the 2022 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated Phillip L. Cohen as a Class III Director to be elected by holders of Common Stock voting separately as a single class, and has nominated Cynthia Croatti as a Class III Director to be elected by holders of Common Stock and Class B Common Stock, voting together as a single class (together, the “Nominees”).

The Board of Directors has determined that Mr. Cohen is “independent” under the rules of the New York Stock Exchange.

Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates “FOR” the election of the Nominees to the Board of Directors. While the Company has no reason to believe that any of the Nominees will be unable to serve as a Director, in the event any of the Nominees should become unavailable to serve at the time of the Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy for such other person or persons as the Board of Directors may recommend.

Vote Required

The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock, voting separately as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is required to elect Phillip L. Cohen. The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is required to elect Cynthia Croatti.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF PHILLIP L. COHEN AND CYNTHIA CROATTI AS CLASS III DIRECTORS.

Information Regarding Nominees and Directors

The following table sets forth certain information with respect to the two nominees for election as Class III Directors at the Annual Meeting and those continuing Directors of the Company whose terms expire at the Annual Meetings of Shareholders in 2020 and 2021, based on information furnished to the Company by each Director.

Class III Nominees for Election at 2019 Annual Meeting – Nominated to Serve for a Term that Expires in 2022	Age	Director Since
Phillip L. Cohen (1)	87	2000
Mr. Cohen has served as Director of the Company since 2000. He was elected Chair of the Audit Committee in 2003. Mr. Cohen has more than 39 years of accounting, auditing and financial reporting experience in a broad range of industries. He was a partner with international accounting firm Arthur Andersen & Co. LLP from 1965 until his retirement in 1994 and has been a corporate director of several firms (Nortek, Inc., Bike Athletic Co., S/R Industries, Inc.), financial consultant and private trustee since that date. He is a former Director and Treasurer of the Greater Boston Convention and Visitors Bureau and is a Director of Kazmaier Associates, Inc. Mr. Cohen brings to the Board of Directors his extensive public accounting and financial industry experience.

Cynthia Croatti	63	1995
Ms. Croatti joined the Company in 1980. She has served as Director since 1995, Treasurer since 1982 and Executive Vice President since 2001. In addition, she has primary responsibility for overseeing the human resources and purchasing functions of the Company. Ms. Croatti brings to the Board of Directors her detailed knowledge of the Company and the Company’s industry and her executive leadership experience.

Class II Continuing Directors – Term Expires in 2020	Age	Director Since
Thomas S. Postek	76	2008
Mr. Postek has served as Director of the Company since 2008. He is a CFA charter holder and has been affiliated with CIBC Private Wealth Management and its predecessor. Mr. Postek is a member of the Board of Directors of Lawson Products, Inc., a publicly traded distributor of fasteners and other industrial supplies. From 1986 to 2001, Mr. Postek was a partner and principal of William Blair & Company, LLC. Mr. Postek brings to the Board of Directors extensive financial industry experience as well as a long-standing understanding of the Company’s industry and its competitors.

Steven S. Sintros	45	2017
Mr. Sintros joined the Company in 2004. Mr. Sintros has served as our President and Chief Executive Officer and a Director since July 2017. He previously served as our Chief Financial Officer from January 2009 until January 2018. He has overall responsibility for management of the Company. Mr. Sintros served as a Finance Manager in 2004 and Corporate Controller from 2005 until January 2009. Mr. Sintros brings to the Board his executive leadership experience and his significant knowledge of, and experience with, the Company and its industry.

Raymond C. Zemlin	63	2017
Mr. Zemlin has served as Director of the Company since January 2017 and as Chairman of the Board since October 2017. Mr. Zemlin was a partner in the law firm Goodwin Procter LLP until his retirement in September 2017. Mr. Zemlin joined Goodwin Procter LLP in 1980 and became a partner in 1988. While at Goodwin Procter LLP, he focused primarily on securities law, mergers and acquisitions, corporate finance and governance matters for public companies. Mr. Zemlin brings to the Board of Directors an in-depth knowledge of the Company and the industries in which it operates combined with over 35 years of legal expertise and experience.

Class I Continuing Directors - Term Expires in 2021	Age	Director Since
Kathleen M. Camilli (1)	59	2012
Ms. Camilli has served as Director of the Company since January 2012. She is Founder and Principal of Camilli Economics, LLC, which provides clients, including corporations and investment organizations, with “real world” economic guidance for smart business and financial decisions. Ms. Camilli has served on the Board of Directors of AGF Management Limited, an investment management firm listed on the Toronto Stock Exchange, since June 2015. Ms. Camilli served on the Board of Directors of MASSBANK Corp., a bank holding company, from 2003 to 2008. Ms. Camilli brings to the Board of Directors her substantial experience as an economist for several of the leading financial institutions in the world.

Michael Iandoli	73	2007
Mr. Iandoli has served as Director of the Company since 2007. He has been Chief Executive Officer of PEAK Technical Staffing USA, a provider of technical staffing, since August 2013. Mr. Iandoli previously served as Director of Strategic Staffing at PEAK Technical Staffing USA from 2007 to August 2013. He served for over 30 years as a senior executive and President of TAC Worldwide Companies, a contract labor firm serving the automotive and high-tech industries. Mr. Iandoli was President of the Executive Committee at the Larz Anderson Auto Museum from 2007 to January 2014. Mr. Iandoli brings to the Board of Directors his extensive executive leadership and operational experience.

(1)	The Company has designated Ms. Camilli and Mr. Cohen as the Directors to be elected by the holders of Common Stock voting separately as a single class.

Meetings of the Board of Directors and Its Committees

Board of Directors. The Company’s Board of Directors is divided into three classes, and the members of each class serve for staggered three-year terms. The Board is currently composed of two Class I Directors (Ms. Camilli and Mr. Iandoli), three Class II Directors (Messrs. Postek, Sintros and Zemlin) and two Class III Directors (Mr. Cohen and Ms. Croatti). The terms of the continuing Class II and I Directors will expire upon the election and qualification of Directors at the Annual Meeting of Shareholders in 2020 and 2021, respectively. At each Annual Meeting of Shareholders, Directors generally will be elected for a full term of three years to succeed those Directors whose terms are expiring. The Board of Directors held eleven meetings during the Company’s 2018 fiscal year.

Audit Committee. During the 2018 fiscal year, the Audit Committee consisted of Messrs. Cohen (Chair) and Postek and Ms. Camilli. The Audit Committee held seven meetings during fiscal 2018. The Audit Committee is responsible for assisting the Board of Directors in its oversight of (1) the integrity of the Company’s financial statements and reporting process, (2) the qualifications, independence and performance of the Company’s independent registered public accounting firm, (3) the performance of the Company’s internal audit function, and (4) the Company’s compliance with legal and regulatory requirements. The Board of Directors and the Audit Committee have adopted a written Audit Committee Charter, which is reviewed annually and revised from time to time. A current copy of the Audit Committee Charter, as amended and restated, is available on the Company’s website at www.unifirst.com. The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the rules of the New York Stock Exchange and the Securities and Exchange Commission (the “SEC”) and has determined that Phillip L. Cohen and Thomas S. Postek are “audit committee financial experts” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors and the Audit Committee have adopted a Statement of Corporate Policy and Code of Business Conduct, a current copy of which is available on the Company’s website at www.unifirst.com. The Company’s Audit Committee Complaint Procedure is also available on the Company’s website at www.unifirst.com.

Compensation Committee. During the 2018 fiscal year, the Compensation Committee consisted of Messrs. Iandoli (Chair), Cohen, Postek and Zemlin and Ms. Camilli. The Compensation Committee met on eight occasions during fiscal 2018. The Compensation Committee is responsible for reviewing and approving the Company’s executive compensation program, recommending awards under the Company’s equity compensation plans and establishing the compensation for the Company’s Chief Executive Officer. The Board of Directors has determined that each of the members of the Compensation Committee is “independent” under the rules of the New York Stock Exchange. The Board of Directors and the Compensation Committee have adopted a written Compensation Committee Charter, which is reviewed annually and revised from time to time. A current copy of the Compensation Committee Charter is available on the Company’s website at www.unifirst.com.

Nominating and Corporate Governance Committee. During the 2018 fiscal year, the Nominating and Corporate Governance Committee consisted of Messrs. Zemlin (Chair), Cohen and Iandoli. The Nominating and Corporate Governance Committee met on five occasions in fiscal 2018. The Nominating and Corporate Governance Committee reviews and evaluates potential nominees for election or appointment to the Board of Directors and recommends such nominees to the full Board of Directors. The Board of Directors and the Nominating and Corporate Governance Committee have adopted a written Nominating and Corporate Governance Committee Charter, which is reviewed annually and revised from time to time. A current copy of the Nominating and Corporate Governance Committee Charter is available on the Company’s website at www.unifirst.com. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” under the rules of the New York Stock Exchange. The Nominating and Corporate Governance Committee’s policy is to review and consider all Director candidates recommended by any of the Company’s Directors or shareholders. Such review and consideration is to proceed in accordance with the Company’s By-laws, Corporate Governance Guidelines and Policy Regarding New Director Nominations. See “Other Matters — Shareholder Proposals” for a summary of certain of these requirements. While neither the Board of Directors nor the Nominating and Corporate Governance Committee has a specific policy with respect to diversity, the Policy Regarding New Director Nominations provides that the Nominating and Corporate Governance Committee believes that director candidates should have a background that is complementary to that of the existing Board members so as to provide management and the Board of Directors with a diversity and freshness of views. The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board of Directors a set of Corporate Governance Guidelines applicable to the Company and periodically reviewing such guidelines and recommending any changes to those guidelines to the Board of Directors. The current Corporate Governance Guidelines are available on the Company’s website at www.unifirst.com. In addition, the Nominating and Corporate Governance Committee maintains a Policy Regarding New Director Nominations, a current copy of which is available on the Company’s website at www.unifirst.com. Since this policy was adopted, there have been no material changes to the procedures by which shareholders may recommend nominees to the Board of Directors.

Special Committee. During the 2018 fiscal year, the Board of Directors appointed a Special Committee that consisted of Messrs. Cohen and Postek and Ms. Camilli. The Special Committee met on eight occasions in fiscal 2018. The Special Committee was formed with respect to one or more possible proposals for potential liquidity events in connection with the shares of stock held by one or more members of the Croatti family and/or their related parties or shares held by other stockholders. On March 27, 2018, the Company repurchased an aggregate of 1,104,510 shares of Class B Common Stock and 73,000 shares of Common Stock in a private transaction with the Croatti family at a per share price of $124.00. The opportunity to repurchase such shares was evaluated by the Special Committee and recommended to the Board of Directors for approval. The Special Committee undertook its evaluation with the assistance of Stifel Financial Corp. (“Stifel”) and received an opinion from Stifel to the effect that, as of March 27, 2018, the $124.00 per share in cash to be paid was fair to the Company from a financial point of view. The Board of Directors has determined that each of the members of the Special Committee is “independent” under the rules of the New York Stock Exchange.

Each Director attended at least 75% of all of the meetings of the Board of Directors and of the committees of which the Director was a member held during the last fiscal year. Our Annual Meeting of Shareholders is generally held to coincide with one of the Board’s regularly scheduled meetings. Directors are strongly encouraged to attend the Annual Meeting. Each of the Directors attended the 2018 Annual Meeting of Shareholders.

Please note that information contained in our website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Independence of Board Members

The Board of Directors has determined that each of Messrs. Cohen, Iandoli, Postek and Zemlin and Ms. Camilli is an “independent director” in accordance with the corporate governance rules of the New York Stock Exchange as a result of having no material relationship with the Company other than (1) serving as a Director and a Board Committee member, (2) receiving related fees as disclosed in this Proxy Statement and (3) having beneficial ownership of the Company’s securities as disclosed in the section of this Proxy Statement entitled - “Security Ownership of Management, Directors, Director Nominees and Principal Shareholders.”

Board Leadership Structure

Mr. Sintros serves as our President and Chief Executive Officer and as Director, and Mr. Zemlin, an independent Director, serves as Chairman of the Board. The Board of Directors believes that having independent Board leadership ensures strong independent oversight. Mr. Zemlin presides at all meetings of the Board of Directors and chairs the executive sessions of independent Directors, who regularly meet in executive sessions at which only independent Directors are present. Mr. Zemlin also provides input to Mr. Sintros and makes suggestions regarding meeting agendas. Mr. Zemlin, from time to time, provides feedback to the President and Chief Executive Officer on executive sessions and facilitates discussion among the independent Directors outside of meetings of the Board of Directors.

Risk Oversight

The Board of Directors is responsible for overseeing the Company’s risk assessment and management function, considering the Company’s major financial risk exposures and evaluating the steps that the Company’s management has taken to monitor and control such exposures. For example, the Board of Directors receives periodic reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory and reputational risks. The Company believes that the leadership structure of the Board of Directors supports effective oversight of risk assessment and management.

Risk Considerations in the Company’s Compensation Programs

In connection with the Compensation Committee’s compensation reviews, the Compensation Committee assesses whether the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Based on its review, the Compensation Committee believes that the mix and design of the Company’s compensation plans and policies do not encourage employees to assume excessive risk and therefore are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee considered a number of matters, including the following elements of the Company’s executive compensation plans and policies: (1) the Company sets performance goals that the Company believes are reasonable in light of past performance and market conditions; (2) the long-term vesting for the Company’s equity incentive awards helps to align the interests of management with those of the Company’s shareholders in respect of the Company’s long-term performance; (3) a range of levels of performance under the Company’s cash incentive bonus plans and its CEO incentive equity awards results in corresponding levels of compensation under those plans, rather than an “all-or-nothing” approach; and (4) achievement of the targets under the Company’s bonus plans is based on the satisfaction of corporate performance metrics such as revenues, earnings per share and adjusted operating margin, which serves to minimize the impact of excessive risk taking by any individual member of management.

Evaluation Program of the Board of Directors and its Committees

In order to maintain the Company’s governance standards, the Board of Directors, and each committee thereof, is required to undertake annually a formal self-evaluation process. As part of this process, the members of the Board of Directors and each committee thereof evaluate a number of competencies, including but not limited to its structure, roles, processes, composition, development, dynamics, effectiveness and involvement.

Meetings of Independent Directors

The independent Directors of the Company meet in executive sessions outside the presence of management. The presiding Director for these meetings is Mr. Zemlin. Any interested party or shareholder who wishes to make their concerns known to the independent Directors may avail themselves of the same procedures provided below under the heading “Communication with the Board of Directors”. The Company’s Audit Committee Complaint Procedure is available on the Company’s website at www.unifirst.com.

Communication with the Board of Directors

Any interested party or shareholder who wishes to communicate with any of the Company’s Directors or the Board of Directors as a group, may do so by writing to the Board of Directors, or such individual Director(s) c/o Chief Financial Officer, UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887. The Company recommends that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Chief Financial Officer will be forwarded by him promptly to the appropriate addressee(s).

Director Stock Ownership Policy

The Board of Directors has a stock ownership policy. Under the policy, Directors are expected to own shares of the Company’s stock having a value at least equal to four times the annual retainer fees for Directors. The policy provides a four-year phase-in period. The Board of Directors believes that this policy helps to align the interests of the Directors with those of the Company’s shareholders.

 Policy Against Pledging Company Shares

The Board of Directors has a policy that generally prohibits a non-employee Director from pledging Company shares without the express prior approval of the Compensation Committee. Similarly, the policy also prohibits a non-employee Director from holding Company shares in a margin account or making such shares held in a brokerage account available as collateral for a margin feature. Based on information furnished to the Company by each non-employee Director, no Company shares owned by any non-employee Director are held in a margin account, serve as collateral for any loan or are subject to any pledge obligation.

Security Ownership of Management, Directors, Director Nominees and Principal Shareholders

The following table sets forth as of November 16, 2018 certain information concerning shares of Common Stock and Class B Common Stock beneficially owned by (i) each Director and Nominee, (ii) each of the named executive officers of the Company identified below under the heading “Summary Compensation Table”, and (iii) all executive officers, Directors and Nominees as a group (including Michael A. Croatti and Bill M. Ross), in each case based solely on information furnished by such individuals. Except as otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table reflects shares outstanding of the Company’s Common Stock and Class B Common Stock on November 16, 2018, restricted stock units which are vested as of, or will vest within 60 days after, November 16, 2018 and stock appreciation rights which are vested as of, or will vest within 60 days after, November 16, 2018 and are exercisable based on the closing price of the Company’s Common Stock on November 16, 2018.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of All Outstanding Shares(1)	Percentage of Voting Power(1)
Steven S. Sintros(2)(6)	8,882	*	*
Shane F. O’Connor	—	—	—
Cynthia Croatti(2)(3)	24,000	*	*
David M. Katz(2)	8,000	*	*
David A. DiFillippo(2)(4)	19,357	*	*
Kathleen M. Camilli(2)(5)	4,382	*	*
Phillip L. Cohen(2)(5)	23,827	*	*
Michael Iandoli(2)(5)	9,156	*	*
Thomas S. Postek(2)(5)	40,375	*	*
Raymond C. Zemlin(2)(5)	3,988	*	*
All Directors, Nominees and executive officers as a group(2)(7) (12 persons)	199,968	1.0%	1.2%

* Less than 1%.

(1)
The percentages have been determined in accordance with Rule 13d-3 under the Exchange Act. As of November 16, 2018, a total of 19,143,737 shares of common stock were outstanding, of which 15,432,728 were shares of Common

Stock entitled to one vote per share and 3,711,009 were shares of Class B Common Stock entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock.

(2)
Includes 8,000 fully vested stock appreciation rights owned by each of Messrs. Sintros and Katz, 24,000 fully vested stock appreciation rights owned by Ms. Croatti, 16,000 fully vested stock appreciation rights owned by Mr. DiFillippo, 10,776 fully vested stock appreciation rights owned by each of Messrs. Cohen and Postek, 3,903 fully vested stock appreciation rights owned by Mr. Iandoli and 1,988 fully vested stock appreciation rights owned by each of Ms. Camilli and Mr. Zemlin.

(3)
Ms. Croatti owns the fully vested stock appreciation rights listed in footnote 2. The information presented does not include any shares owned by Ms. Croatti’s children, as to which shares Ms. Croatti disclaims any beneficial interest. Ms. Croatti is a shareholder and director of each of the general partners of The Queue Limited Partnership and The Red Cat Limited Partnership, which respectively own 672,775 and 1,015,717 shares of Class B Common Stock. The general partners of The Queue Limited Partnership and The Red Cat Limited Partnership own 199 and 3 shares of Class B Common Stock, respectively. Ms. Croatti is trustee and a beneficiary of The Marie Croatti QTIP Trust, which owns 4,374 shares of Class B Common Stock. The information presented for Ms. Croatti does not include any shares owned by The Queue Limited Partnership, The Red Cat Limited Partnership, their respective general partners or The Marie Croatti QTIP Trust. In addition, the information presented for Ms. Croatti does not include any shares beneficially owned by certain other trusts for which Ms. Croatti is a trustee and certain entities for which Ms. Croatti serves as manager and which, in the aggregate, beneficially own 68,534 shares of Common Stock and 48,000 shares of Class B Common Stock.

(4)
Mr. DiFillippo owns 3,357 shares of Common Stock and the fully vested stock appreciation rights listed in footnote 2. In addition, the information presented for Mr. DiFillippo does not include 450 shares of Common Stock beneficially owned by his children, as to which shares Mr. DiFillippo disclaims any beneficial interest.

(5)
Mr. Postek owns 29,599 shares of Common Stock and the fully vested stock appreciation rights listed in footnote 2. Mr. Cohen owns 13,051 shares of Common Stock and the fully vested stock appreciation rights listed in footnote 2. Mr. Iandoli owns 5,253 shares of Common Stock and the fully vested stock appreciation rights listed in footnote 2. Ms. Camilli owns 2,394 shares of Common Stock and the fully vested stock appreciation rights listed in footnote 2. Mr. Zemlin owns 2,000 shares of Common Stock with respect to which he has shared voting and investment power with his spouse and the fully vested stock appreciation rights listed in footnote 2.

(6)	Mr. Sintros owns 279 shares of Common Stock, the fully vested stock appreciation rights listed in footnote 2 and 603 time-based restricted stock units which will vest on December 14, 2018.

(7)	Includes the Directors, Nominees and named executive officers set forth in the table above and the two other executive officers of the Company, Messrs. Croatti and Ross.

To the knowledge of the Company, the following are the only beneficial owners of more than 5% of the outstanding shares of Common Stock or Class B Common Stock of the Company as of November 16, 2018. All information presented is based solely on information provided by each beneficial owner.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of All Outstanding Shares(1)	Percentage of Voting Power(1)
BlackRock Inc.(2)	2,192,209	11.5%	4.2%
Vanguard Group Inc.(3)	1,525,600	8.0	2.9
The Ronald D. Croatti Trust - 1993(4)	1,125,504	5.9	21.0
The Red Cat Limited Partnership(5)	1,015,720	5.3	19.3
Wellington Management Group LLP(6)	860,597	4.5	1.6
The Queue Limited Partnership(7)	672,974	3.5	12.8
Cecelia Levenstein(8)	563,157	2.9	8.7

(1)
The percentages have been determined in accordance with Rule 13d-3 under the Exchange Act. As of November 16, 2018, a total of 19,143,737 shares of common stock were outstanding, of which 15,432,728 were shares of Common

Stock entitled to one vote per share and 3,711,009 were shares of Class B Common Stock entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock.

(2)
BlackRock Inc. beneficially owns shares of Common Stock representing 14.2% of such class. The address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10055. The Company has relied solely upon information contained in the Form 13F filed with the Securities and Exchange Commission by BlackRock Inc. on November 9, 2018.

(3)
Vanguard Group Inc. beneficially owns shares of Common Stock representing 9.9% of such class. The address of Vanguard Group Inc. is P.O. Box 2600, Valley Forge, PA 19482. The Company has relied solely upon information contained in the Form 13F filed with the Securities and Exchange Commission by Vanguard Group Inc. on November 14, 2018.

(4)
The Ronald D. Croatti Trust - 1993 owns 1,098,770 shares of Class B Common Stock representing 29.6% of such class and 26,734 shares of Common Stock. Carol Croatti and Matthew Croatti are the trustees of The Ronald D. Croatti Trust - 1993.

(5)
The Red Cat Limited Partnership owns 1,015,717 shares of Class B Common Stock representing 27.4% of such class. The general partner of The Red Cat Limited Partnership is Red Cat Management Associates, Inc., which has sole voting and dispositive power over the shares owned by The Red Cat Limited Partnership. The Ronald D. Croatti Trust - 1993 and Cynthia Croatti are the sole shareholders and Carol Croatti and Cynthia Croatti are the directors of Red Cat Management Associates, Inc. In addition, Red Cat Management Associates, Inc. owns 3 shares of Class B Common Stock directly, which are included in the table above. The address of The Red Cat Limited Partnership is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.

(6)
Wellington Management Group LLP beneficially owns shares of Common Stock representing 5.6% of such class. The address of Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210. The Company has relied solely upon information contained in the Form 13F filed with the Securities and Exchange Commission by Wellington Management Group LLP on November 14, 2018.

(7)
The Queue Limited Partnership owns 672,775 shares of Class B Common Stock representing 18.1% of such class. The general partner of The Queue Limited Partnership is Queue Management Associates, Inc., which has sole voting and dispositive power over the shares owned by The Queue Limited Partnership. The Ronald D. Croatti Trust - 1993, Cynthia Croatti and Cecelia Levenstein are the sole shareholders and Carol Croatti, Cynthia Croatti and Cecilia Levenstein are the directors of Queue Management Associates, Inc. In addition, Queue Management Associates, Inc. owns 199 shares of Class B Common Stock directly, which are included in the table above. All decisions by the directors of Queue Management Associates, Inc. must be made unanimously. The address of The Queue Limited Partnership is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.

(8)
Ms. Levenstein owns 444,349 shares of Class B Common Stock representing 12.0% of such class, and 118,808 shares of Common Stock. Ms. Levenstein is a shareholder and director of the general partner of The Queue Limited Partnership, which owns 672,775 shares of Class B Common Stock. The general partner of The Queue Limited Partnership owns 199 shares of Class B Common Stock directly. The information presented for Ms. Levenstein does not include any shares owned by The Queue Limited Partnership or Queue Management Associates, Inc. In addition, the information presented for Ms. Levenstein does not include any shares beneficially owned by certain other trusts for which Ms. Levenstein is a trustee and, which, in the aggregate, beneficially own 3,636 shares of Class B Common Stock. The address of Ms. Levenstein is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.

EXECUTIVE COMPENSATION

  Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors, in collaboration with management, develops and implements our compensation policies.  The Compensation Committee also reviews and establishes the compensation paid to our executive officers.  We believe we provide an appropriate and competitive total compensation package to our executive officers through a combination of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs.  We place significant emphasis on pay for performance-based incentive compensation, which is designed to reward our executive officers based on the achievement of predetermined corporate goals.

This Compensation Discussion and Analysis describes our compensation objectives, policies and practices with respect to our President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, and our other three most highly-compensated executive officers as determined in accordance with applicable Securities and Exchange Commission rules (collectively, our “named executive officers”).

Our named executive officers in fiscal 2018 were Mr. Sintros, our President and Chief Executive Officer, Shane F. O’Connor, our Senior Vice President and Chief Financial Officer, Cynthia Croatti, our Executive Vice President and Treasurer, David M. Katz, our Senior Vice President, Sales and Marketing, and David A. DiFillippo, our Senior Vice President, Operations. Mr. Sintros also served as our Chief Financial Officer in fiscal 2018 until the Board of Directors appointed Mr. O’Connor as our Chief Financial Officer effective as of January 5, 2018.

Objectives of Our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

•	attract and retain talented and experienced executives in the highly competitive uniform rental and sales industry;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success and the furtherance of our long-term strategic plan;

•	align the interests of our executives and shareholders by motivating executives to increase shareholder value and by rewarding executives when shareholder value increases;

•
provide a competitive compensation package which is weighted heavily towards pay for performance, and in which a significant portion of total compensation is determined by corporate and individual performance and the creation of shareholder value;

•	ensure fairness among our executive officers by recognizing the contributions each executive makes to our success; and

•	foster a shared commitment among executives by coordinating their corporate and individual goals.

Our Executive Compensation Programs and Plans

We designed our executive compensation programs and plans to achieve the objectives described above.  Our executive compensation primarily consists of base salary, annual cash incentive bonuses under an executive bonus plan and CEO Cash Incentive Bonus Plan that are tied to the achievement of predetermined corporate performance goals, long-term equity incentive compensation and broad-based benefits programs.

Within the context of the overall objectives of our compensation programs, we typically determine the specific amounts of compensation to be paid to each of our named executive officers based on a number of factors:

•	the performance of our named executive officers in prior years;

•	the roles and responsibilities of our named executive officers;

•	the individual experience and skills of our named executive officers;

•	for each named executive officer, other than our Chief Executive Officer, the evaluations and recommendations of our Chief Executive Officer; and

•	the amounts of compensation being paid to our other named executive officers.

In addition, we rely on our understanding of the amount of compensation paid by our principal competitors and similarly situated companies to their executives with comparable roles and responsibilities as a market check for the compensation decisions we make.

Each of the primary elements of our executive compensation is discussed in detail below, including a description of how each element fits into the overall compensation of our named executive officers.  We also discuss below the amounts of compensation paid to our named executive officers for fiscal 2018 under each of these elements.  In the descriptions below, we highlight particular compensation objectives that we have designed specific elements of our executive compensation program to address.  However, it should be noted that we have designed our compensation programs to complement each other and collectively serve all of our executive compensation objectives described above.  Accordingly, whether or not specifically mentioned below, we believe that each element of our executive compensation program serves each of our objectives to a greater or lesser extent.

Our CEO Compensation Program

The Board of Directors appointed Mr. Sintros as our President and Chief Executive Officer in July 2017 following the passing of our former President and Chief Executive Officer, Ronald D. Croatti. As part of the design of our compensation programs in fiscal 2018, we engaged in a process to structure the compensation of Mr. Sintros.

Outlined below is the process we followed in reviewing and analyzing the potential terms of our compensation arrangements with Mr. Sintros, certain factors we considered in connection with the process, the conclusions we ultimately reached and the terms of the employment agreement and related equity award agreements that the Company entered into with Mr. Sintros.

Process We Followed and Factors We Considered

The Compensation Committee met eight times from July 2017 through December 2017 in connection with design of the Company’s compensation arrangements with Mr. Sintros.  We agreed at the beginning of the process that the Compensation Committee should engage an experienced and highly-qualified independent executive compensation consultant to advise us on the design of a compensation program for Mr. Sintros.  As a result, we selected Pearl Meyer & Partners, LLC ("Pearl Meyer") to assist us.  In connection with our engagement of Pearl Meyer, we considered and confirmed Pearl Meyer’s independence and noted that Pearl Meyer does not perform other work for the Company or its executives.

At our request, Pearl Meyer prepared and presented to us detailed materials to assist us with the design of our compensation program for Mr. Sintros.  As part of its presentation, Pearl Meyer compared the compensation of Mr. Sintros to the compensation of the CEOs of a group of reference companies.  These reference companies were Advanced Disposal Services, Inc., Casella Waste Systems, Inc., Cintas Corporation, Comfort Systems USA, Inc., Covanta Holding Corporation, Healthcare Services Group, Inc., Insperity, Inc., Iron Mountain Incorporated, Kforce Inc., MSA Safety Incorporated, Rollins, Inc., Stericycle, Inc., Tetra Tech, Inc., Waste Connections, Inc. and Watts Water Technologies, Inc.  These reference companies were selected by Pearl Meyer based on comparability to the Company with respect to one or more of revenues, market capitalization, asset size and industry. Pearl Meyer also compared the compensation of Mr. Sintros to a subset of the above-mentioned reference companies (the “subset reference companies”) consisting of Advanced Disposal Services, Inc., Covanta Holding Corporation, Healthcare Services Group, Inc. and Watts Water Technologies, Inc. Pearl Meyer performed the comparison to the subset reference companies because those companies had CEOs with short tenures of three or fewer years, and Mr. Sintros was recently appointed as our Chief Executive Officer.

Pearl Meyer also provided data regarding the compensation of CEOs that were promoted internally from within their companies. In those situations, Pearl Meyer noted that the target annual compensation of those CEOs increased significantly at an average of 110% in the first year of tenure as compared to the individual’s compensation in the prior year before becoming CEO.

Based on such comparisons to reference companies and the subset reference companies and such other data, Pearl Meyer proposed a three-year roadmap of increasing compensation for Mr. Sintros such that his target total direct compensation in year three would approximate the 50th percentile of CEO total direct compensation at the subset reference companies with short-

tenured CEOs and the 30th percentile of CEO total direct compensation at the reference companies. Pearl Meyer noted that total direct compensation consists of base salary, cash incentive bonus and long-term equity awards. In year one of the proposed three-year roadmap, Mr. Sintros’ proposed total direct compensation would represent a significant increase over his then current compensation but approximate the 10th percentile of CEO total direct compensation at both the reference companies and the subset reference companies. Pearl Meyer noted that the bulk of the increase in Mr. Sintros’ compensation in year one would be in the “at risk” categories of the cash incentive bonus and long-term equity awards, which are only earned upon the satisfaction of certain criteria or conditions.

For fiscal 2018, Pearl Meyer recommended a pay mix for Mr. Sintros consisting of the following: 25% base salary, 25% target cash incentive bonus and 50% long-term equity awards. Pearl Meyer initially proposed a base salary for Mr. Sintros of $500,000, a target cash bonus of 100% of his base salary and a target equity award of $1,000,000. Pearl Meyer noted the significant increase in Mr. Sintros’ proposed target long-term equity award and stated that the target award would demonstrate Mr. Sintros’ alignment with the Company’s shareholders. After we discussed such proposals and considered the size of the increases in base salary and target cash bonus, we directed Pearl Meyer to update its materials to reflect a proposed fiscal 2018 base salary of $450,000 and target cash bonus of 67% of base salary. As a result of the revisions, Pearl Meyer’s materials reflected that Mr. Sintros’ proposed total direct compensation in year one would continue to represent a significant increase over his then current compensation but approximate the 3rd percentile of CEO total direct compensation at the subset reference companies and the 8th percentile of CEO total direct compensation at the reference companies. Year three would continue to approximate the 50th percentile with respect to CEO compensation at the subset reference companies and the 32nd percentile with respect to CEO compensation at the reference companies.

With respect to the components of Mr. Sintros’ cash bonus for fiscal 2018, Pearl Meyer recommended that Mr. Sintros be entitled to earn up to 34% of his base salary under the executive bonus plan described below, a target of 20% of his base salary under the CEO Cash Incentive Bonus Plan, or CEO Bonus Plan, described below and up to 13% of his base salary based on the achievement of certain management by objectives (MBOs) criteria. We discussed and agreed with the proposed components of Mr. Sintros’ cash bonus for fiscal 2018, which were updated in Pearl Meyer’s revised materials that reflected the updated base salary and target cash incentive bonus for Mr. Sintros in fiscal 2018.

After a discussion of potential MBOs for fiscal 2018, we set three potential MBOs for Mr. Sintros. First, we determined that Mr. Sintros would be entitled to a cash bonus of $15,000 upon the hiring of a Chief Financial Officer in fiscal 2018. Second, we determined that Mr. Sintros would be entitled to a cash bonus of up to $25,000 if he presented to the Board of Directors by April 2018 a decision by the Company whether to move forward with a particular service provider in connection with the implementation of the Company’s customer relationship management system, and if the decision was to move forward, a high-level summary of the project plan. Third, we determined that Mr. Sintros would be entitled to a bonus of up to $25,000 if he presented to the Board of Directors by July 2018 a framework for the Company’s strategic planning process.

With respect to the components of Mr. Sintros’ long-term equity incentive award for fiscal 2018, Pearl Meyer recommended that we consider that 50% of such award be in the form of restricted stock units that vest in equal annual amounts over 5 years, 25% of such award be in the form of stock-settled stock appreciation rights that vest over a period of five years and 25% of such award be in the form of restricted stock units that vest over three years based on the Company’s consolidated revenues and adjusted operating margins over that time period. After we discussed such proposals, including with Pearl Meyer, we determined that the performance-based RSUs should be earned based on Company achievement with respect to consolidated revenues and adjusted operating margins in fiscal 2018 and if earned, would vest over a three-year period with the first vesting date occurring on the date of determination of whether the performance criteria were met.

Pearl Meyer also recommended that we consider providing to Mr. Sintros certain severance pay in the event of a termination by the Company without cause or termination by Mr. Sintros for good reason in the absence of a change in control event and in the context of a change in control event. Pearl Meyer highlighted the benefits of providing such severance pay, including with respect to retention and aligning the CEO’s interests with those of stockholders. Following a discussion, including with Pearl Meyer, we determined that Mr. Sintros should be entitled to severance pay upon his termination without cause by the Company or his termination for good reason in an amount equal to two times the sum of his base salary then in effect and his target cash bonus for the fiscal year in which his employment is terminated. We also determined that that Mr. Sintros should be entitled to a prorated cash bonus upon the termination of his employment under those circumstances. Finally, we determined that Mr. Sintros should agree not to compete with the Company or to solicit our employees or customers for 24 months after his termination.

We then met with Mr. Sintros to discuss our proposed compensation for fiscal 2018. Mr. Sintros agreed with the terms of his proposed compensation for fiscal 2018 except that he negotiated with us a $500,000 base salary, which we discussed and to which we agreed as an appropriate increase to his base salary in fiscal 2018. We also directed the Company and its outside counsel to draft an Employment Agreement and related equity award agreements, which we negotiated with Mr. Sintros and which are described below.

At the conclusion of the process on December 14, 2017, the Compensation Committee approved the compensation arrangements for fiscal 2018 outlined above. We also recommended to the Board of Directors that the Company enter into the Employment Agreement and equity award agreements with Mr. Sintros.  Based on this recommendation, on December 14, 2017, the Board of Directors authorized the Company to enter into the Employment Agreement and other equity award agreements with Mr. Sintros. Our Employment Agreement and other equity award agreements with Mr. Sintros are described below.

Terms of CEO Compensation Program

Employment Agreement with Mr. Sintros

On December 14, 2017, we entered into an Employment Agreement with Mr. Sintros, which provides for his employment for a term of three years, subject to earlier termination as set forth in the agreement.  The initial annual base salary to be paid to Mr. Sintros will be $500,000 effective as of July 31, 2017, the effective date of his appointment as President and Chief Executive Officer, through the end of fiscal 2018. Thereafter, the base salary payable to Mr. Sintros will be reviewed on an annual basis consistent with the Company’s usual practices for senior executives. In addition, Mr. Sintros is entitled to participate in the Company’s executive cash bonus plan in the same manner as other senior executives of the Company and the Company’s CEO Bonus Plan. For fiscal 2018, Mr. Sintros target cash bonus will be 67% of his fiscal 2018 base salary, with the actual amount to be determined in the discretion of the Compensation Committee based on Company and individual performance, consisting of the following: Mr. Sintros will be entitled to a bonus of up to (1) 34% of his base salary under the 2018 executive bonus plan, (2) 20% of his base salary under the CEO Bonus Plan and (3) 13% of his base salary based on his achievement of certain MBOs established by the Compensation Committee.

Mr. Sintros is also entitled to participate in the Company’s long-term equity incentive program as determined by the Compensation Committee and the Board of Directors. Pursuant to the Employment Agreement, the Board, at the recommendation of the Compensation Committee, granted to Mr. Sintros the equity awards described below for fiscal 2018.

In the event that the Company terminates Mr. Sintros’ employment without cause or Mr. Sintros terminates his employment for good reason, each as defined in the Employment Agreement, Mr. Sintros will be entitled to receive (i) a pro-rated cash bonus, if any, for the fiscal year in which his employment is terminated and (ii) an amount equal to two times the sum of (a) his base salary then in effect and (b) his target cash bonus for the fiscal year in which his employment is terminated. Mr. Sintros has agreed under the Employment Agreement not to compete with the Company or to solicit the Company’s employees or customers for a period of 24 months following his termination.

Performance-Based Restricted Stock Unit Award Agreement with Mr. Sintros

On December 14, 2017, we recommended that the Board of Directors enter into a Restricted Stock Unit Award Agreement (the “Performance-Based RSU Agreement”) with Mr. Sintros pursuant to which the Company granted 1,512 restricted stock units (the “Performance RSUs”) to Mr. Sintros. The number of Performance RSUs to be earned will depend on whether and the extent to which the Company achieves certain consolidated revenues and adjusted operating margins as set forth in the Performance-Based RSU Agreement during fiscal 2018 (collectively, the “Performance Criteria”). The threshold, target and maximum numbers of Performance RSUs eligible to be earned under the Performance-Based RSU Agreement are 907, 1,210 and 1,512 respectively. With respect to consolidated revenues in fiscal 2018, 454 Performance RSUs could be earned upon threshold performance of $1,625,000,000 in revenue less revenue from the first quarter of fiscal 2018, 605 Performance RSUs could be earned upon target performance of $1,637,500,000 in revenue less revenue from the first quarter of fiscal 2018, and 756 Performance RSUs could be earned upon maximum performance of $1,650,000,000 in revenue less revenue from the first quarter of fiscal 2018. With respect to adjusted operating margin in fiscal 2018, 453 Performance RSUs could be earned upon threshold performance of the percentage amount for the last nine months of fiscal 2018 that, when averaged on a weighted basis with the actual operating margin from the first quarter of fiscal 2018, is 14.50%, 605 Performance RSUs could be earned upon target performance of the percentage amount for the last nine months of fiscal 2018 that, when averaged on a weighted basis with the actual operating margin from the first quarter of fiscal 2018, is 15.50%, and 756 Performance RSUs could be earned upon maximum performance of the percentage amount for the last nine months of fiscal 2018 that, when averaged on a weighted basis with the actual operating margin from the first quarter of fiscal 2018, is 16.50%. Performance RSUs earned upon achievement of the Performance Criteria will vest in three equal amounts on (a) the date on which it is determined that the Performance Criteria are met, (b) the first anniversary of such date and (c) the second anniversary of such date, provided that Mr. Sintros continues to be employed by the Company on each such date.

Time-Based Restricted Stock Unit Award Agreement with Mr. Sintros

On December 14, 2017, we entered into a Restricted Stock Unit Award Agreement (the “Time-Based RSU Agreement”) with Mr. Sintros pursuant to which the Company granted 3,023 restricted stock units (the “Time-Based RSUs”) to Mr. Sintros. The Time-Based RSUs will vest 20% per year on each anniversary of the grant date with the first vesting occurring on the first anniversary of the grant date. Such vesting is subject to the continued employment of Mr. Sintros on each such vesting date.

Stock Appreciation Right Award Agreement with Mr. Sintros

On December 14, 2017, we entered into a Stock Appreciation Right Award Agreement (the “SAR Agreement”) with Mr. Sintros pursuant to which the Company granted 5,152 stock-settled stock appreciation rights to Mr. Sintros. Such stock appreciation rights have an exercise price of $165.40, expire 10 years from the grant date and vest and become exercisable 20% per year on each anniversary of the grant date with the first vesting occurring on the first anniversary of the grant date. Such vesting is subject to the continued employment of Mr. Sintros on each such vesting date.

The foregoing summaries are qualified in their entirety by reference to each of the above agreements, copies of which were filed as exhibits to our Current Report on Form 8-K on December 20, 2017.

Appointment of Mr. O’Connor as Chief Financial Officer

In connection with our hiring and appointment of Mr. O’Connor as our Senior Vice President and Chief Financial Officer in January 2018, we reviewed and approved his compensation based on the evaluations and recommendations of Mr. Sintros and the other factors described above under “-Executive Compensation Programs and Plans.” The components of Mr. O’Connor’s fiscal 2018 compensation, including his compensation upon appointment as Senior Vice President and Chief Financial Officer, are described in the sections below.

Base Salary - Named Executive Officers

We pay our named executive officers a base salary, which we review and determine annually.  We believe that a competitive base level of compensation is a necessary element of any compensation program that is designed to attract and retain talented and experienced executive officers who will facilitate the accomplishment of our long-term strategic plan and increase shareholder value.  We also believe that attractive base salaries can motivate and reward executive officers for their overall performance.  The base salaries paid to our named executive officers reflect the general performance of our named executive officers during prior years, their roles and responsibilities, and their experience, skills and contributions.

The base salaries set forth in the “Summary Compensation Table” below reflect the base salaries earned by our named executive officers in fiscal 2018. We determined the base salaries of our named executive officers other than Mr. Sintros on a calendar year basis.  The base salary for Mr. Sintros was determined on a fiscal year basis pursuant to his Employment Agreement. For fiscal 2018, we paid Mr. Sintros an annual base salary of $500,000 in accordance with his Employment Agreement. For calendar 2018, consistent with the recommendation of Mr. Sintros, we set Mr. O’Connor’s initial annual base salary at $335,000, increased Ms. Croatti’s annual base salary from $465,148 to $483,754, Mr. Katz’s annual base salary from $379,598 to $394,782 and Mr. DiFillippo’s annual base salary from $350,482 to $364,501.

Annual Cash Incentive Bonuses - Named Executive Officers

Consistent with our emphasis on performance incentive compensation programs, our named executive officers are eligible to receive annual cash incentive bonuses primarily based on their performance as measured against predetermined corporate financial goals that we establish.  The primary objective of our annual cash incentive bonuses is to motivate our named executive officers and to reward them for meeting our short-term objectives using a performance-based compensation program with objectively determinable goals.  Our annual cash incentive bonuses also align the interests of our named executive officers and our shareholders by providing our executives with incentives to increase shareholder value and a reward for doing so. To further incent our President and Chief Executive Officer, we adopted a CEO Bonus Plan, under which Mr. Sintros is entitled to participate pursuant to his Employment Agreement. Under the CEO Bonus Plan, Mr. Sintros is eligible to earn an additional bonus based on the achievement of Company-wide performance objectives.

Executive Bonus Plan

Under our executive bonus plan, our named executive officers have the potential to earn annual cash incentive bonuses at a level that represents a meaningful portion of our named executive officers’ cash compensation.  For fiscal 2018, our executive bonus plan provided for potential annual cash incentive bonuses of up to 34% of the named executive officer’s salary earned for the fiscal year.  Potential bonus payments under our executive bonus plan are linked to objective criteria set forth in the plan.  Our named executive officers can earn annual cash incentive bonuses based on predetermined goals tied to corporate revenues, earnings per share and customer retention.

At the beginning of the fiscal year, we set a fiscal year target for corporate revenues for purposes of our executive bonus plan.  Each executive can earn a bonus of up to 10% of his or her salary earned during the fiscal year in question if actual revenues exceed a predetermined percentage of the target revenues.   The amount of the bonus depends on the amount by which actual revenues varied from target revenues. To achieve the maximum bonus for the revenues goal, actual revenues must be 101.5% or more of the target revenues. In addition, if actual revenues are less than 99.5% of target revenues, then no bonus would be earned on account of the revenues goal.

At the beginning of the fiscal year, we also set a fiscal year target for consolidated diluted earnings per share (EPS) for purposes of our executive bonus plan.  Each executive can earn a bonus of up to 20% of his or her salary earned during the fiscal year in question if actual EPS exceed a predetermined percentage of the target EPS.  In addition, the executive bonus plan for fiscal 2018 included potential adjustments to actual EPS to take into account greater than anticipated Company costs and expenses associated with claims, litigation, regulatory or environmental matters, outside contractor costs or internal payroll costs with respect to the Company’s initiative to update its customer relationship management (CRM) systems, asset impairment, any share buy-backs by the Company, changes in generally accepted accounting principles and the impact of changes in the U.S. federal income tax rate. The amount of the bonus depends on the amount by which actual EPS, subject to potential adjustment, varied from target EPS. To achieve the maximum bonus for the EPS goal, the actual EPS, subject to potential adjustment, must equal or exceed 104% of the target EPS. In addition, if actual EPS, subject to potential adjustment, is less than 96% of target EPS, then no bonus would be earned on account of the EPS goal.

Our executive bonus plan also provides for annual cash incentive bonuses of up to 4% of base salary for our named executive officers based on customer retention, but only if a bonus is otherwise earned with respect to either the revenues goal or the EPS goal.

In establishing our targeted bonus opportunities under the executive bonus plan, we consider the incentives that we want to provide to our executives and our historical practices.  For fiscal 2018, we established the following corporate financial goals under our executive bonus plan.  With respect to revenues, target revenues were set at $1.630 billion.   Our actual revenues for fiscal 2018 were $1.696 billion. As a result, based on the percentage achievement levels, the named executive officers earned a 10% bonus on account of the revenues goal.

With respect to EPS, target EPS for fiscal 2018 was set at $5.15.  Our actual EPS for fiscal 2018 was $8.21 and our adjusted EPS under the executive bonus plan was $5.55. Based on that percentage achievement level, the named executive officers earned a 20% bonus on account of the EPS goal.

With respect to customer retention levels, at our fiscal 2018 revenue growth rate, the named executive officers earned a bonus of 2% based on this criterion.

For fiscal 2018, our named executive officers received the following annual cash incentive bonuses under our executive bonus plan:

Name	Bonus	% of Base Salary
Steven S. Sintros	$160,000	32%
Cynthia Croatti	$152,626	32%
David M. Katz	$124,555	32%
David A. DiFillippo	$115,001	32%

Mr. O’Connor, who became our Chief Financial Officer in January 2018 and was not with the Company for all of fiscal 2018, was not eligible to receive a bonus for fiscal 2018 under our executive bonus plan. However, as approved by the Compensation Committee upon his hire, Mr. O’Connor received a cash bonus of $80,000 for fiscal 2018 and a signing bonus of $100,000.

CEO Bonus Plan

In addition to the executive bonus plan, Mr. Sintros is entitled to participate in our CEO Bonus Plan pursuant to his Employment Agreement discussed above. Under the CEO Bonus Plan, Mr. Sintros could earn an additional bonus for fiscal 2018 based on the achievement of Company-wide performance objectives. As described above, Mr. Sintros was eligible to receive a target cash bonus under the CEO Bonus Plan of 20% of his base salary for fiscal 2018. Under the CEO Bonus Plan, each fiscal year we set annual target bonus levels and Company-wide performance goals for our President and Chief Executive Officer. For fiscal 2018, we set the total bonus levels under the CEO Bonus Plan at a threshold of $50,000, a target of $100,000 and a maximum of $150,000 based on the achievement of corresponding levels of revenues and adjusted operating margin. The adjusted operating margin metric is based on the Company’s operating income, net of certain non-cash items, and subject to adjustments for certain levels of expenses related to natural catastrophes, wars, terrorism, claims, litigation, regulatory or environmental matters, impairments, energy costs, healthcare costs, our CRM project and other matters. The total bonus potential under the CEO Bonus Plan is split evenly between the revenues performance goals and the adjusted operating margin performance goals. For fiscal 2018, the revenues performance goals were set at a minimum goal of $1.625 billion, a target goal of $1.637 billion and a maximum goal of $1.650 billion. For fiscal 2018, the adjusted operating margin performance goals were set at a minimum goal of 14.5%, a target goal of 15.5% and a maximum goal of 16.5%.

We determined that the Company’s fiscal 2018 revenues of $1.696 billion represented performance at the maximum level and determined that Mr. Sintros had earned a cash bonus of $75,000 with respect to fiscal 2018 revenues. We also determined that the Company’s fiscal 2018 adjusted operating margin of 17.1% represented performance at the maximum level and determined that Mr. Sintros had earned a cash bonus of $75,000 with respect to fiscal 2018 adjusted operating margin. In calculating the Company’s revenues and adjusted operating margin for purposes of the 2018 CEO Bonus Plan, we did not adjust the results to incorporate the add-backs under the plan because the performance levels were achieved without the need to incorporate such add-backs.

CEO MBO Bonus

In accordance with the terms of our Employment Agreement with Mr. Sintros, we determined that Mr. Sintros would be eligible to receive in fiscal 2018 a cash bonus of up to 13% of his base salary based on the achievement of certain MBOs. As discussed above, we set three potential MBOs for Mr. Sintros for fiscal 2018. First, we determined that Mr. Sintros would be entitled to a cash bonus of $15,000 upon the hiring of a Chief Financial Officer in fiscal 2018. Second, we determined that Mr. Sintros would be entitled to a cash bonus of up to $25,000 if he presented to the Board of Directors by April 2018 a decision by the Company whether to move forward with a particular service provider in connection with the implementation of the Company’s customer relationship management system, and if the decision is to move forward, a high-level summary of the project plan. Third, we determined that Mr. Sintros would be entitled to a bonus of up to $25,000 if he presented to the Board of Directors by July 2018 a framework for the Company’s strategic planning process. We determined that Mr. Sintros achieved each of his MBOs and approved an aggregate cash bonus of $65,000 to be paid to Mr. Sintros on account of such MBOs.

Long-Term Equity Incentive Compensation - Named Executive Officers

We grant long-term equity incentive awards to our named executive officers as part of our total compensation package.  We use long-term equity incentive awards as part of our emphasis on performance-based incentive compensation.  Our long-term equity incentive awards align the interests of our named executive officers and our shareholders by providing our executives with incentives to increase shareholder value and a reward for doing so.  We generally grant long-term incentive awards once each year to each of our named executive officers.

We awarded stock-settled stock appreciation rights (“SAR”) and restricted stock units to our named executive officers in fiscal 2018. With respect to SARs, the recipient receives the value (in shares) of the appreciation in the market price of the Company’s Common Stock from the grant date to the exercise date. The SARs, other than the SARs awarded to Mr. Sintros in fiscal 2018, are subject to a five-year cliff-vesting schedule under which the SARs become vested and exercisable in full after five years from the date of grant and expire ten years after the grant date.  The restricted stock units granted to our named executive officers, other than those awarded to Mr. Sintros in fiscal 2018, are subject to a five-year cliff vesting schedule under which the restricted stock units vest in full after five years from the date of grant. The SARs and time-based restricted stock units granted to Mr. Sintros in fiscal 2018 vest in equal annual amounts over a five-year period. The Company refers to its SARs herein as “Share-Based Awards”.

In fiscal 2018, we granted the following SARs to the following named executive officers:

Name	Number of Securities Underlying SARs	Exercise or Base Price of SAR Awards ($/Sh)
Steven S. Sintros	5,152	$165.40
Shane F. O’Connor	1,137	$167.80
Cynthia Croatti	1,574	$156.05
David M. Katz	1,233	$156.05
David A. DiFillippo	1,233	$156.05

In fiscal 2018, we granted the following time-based restricted stock units to the following named executive officers:

Name	Number of Time-Based Restricted Stock Units
Steven S. Sintros	3,023
Shane F. O’Connor	1,051
Cynthia Croatti	1,332
David M. Katz	1,044
David A. DiFillippo	1,044

In fiscal 2018, we also granted performance-based restricted stock units to Mr. Sintros as described above under “-Performance-Based Restricted Stock Unit Award Agreement with Mr. Sintros.” Subsequent to fiscal 2018, we determined that all 1,512 performance-based restricted stock units awarded to Mr. Sintros were earned based on the Company’s performance at the maximum level with respect to both the revenue and adjusted operating margin metrics in fiscal 2018. One-third of such earned performance-based restricted stock units also vested upon the determination that such restricted stock units had been earned and the remainder of such earned restricted stock units will vest in equal amounts on the two anniversaries of such determination date.

Broad-Based Benefits Programs and Perquisites

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance, life insurance and the UniFirst Corporation Profit Sharing Plan.  In addition, certain of our full-time employees, including our named executive officers, may participate in the UniFirst Corporation Unfunded Supplemental Executive Retirement Plan.  In fiscal 2018, our named executive officers also received certain perquisites and personal benefits set forth in the “Summary Compensation Table” below.  We provide these benefits to retain and attract talented executives with the skills and experience to further our long-term strategic plan.

Our Executive Compensation Process

The Compensation Committee of our Board of Directors is primarily responsible for establishing the compensation paid to our named executive officers.  The Board of Directors has determined that each member of the Compensation Committee is “independent” as that term is defined under the applicable rules of the New York Stock Exchange.  In determining executive compensation, our Compensation Committee annually reviews the performance of our named executive officers with our Chief Executive Officer, and our Chief Executive Officer makes recommendations to our Compensation Committee with respect to the appropriate base salary, annual cash incentive bonus payments and grants of long-term equity incentive awards for each of our named executive officers.  Our Compensation Committee annually reviews the performance of our Chief Executive Officer and establishes the appropriate base salary, annual cash incentive bonus payments and grants of long-term equity incentive awards to be paid to him.  In general, we do not engage in a formal benchmarking process in setting the compensation for our executives. However, as discussed above, we benchmarked against reference companies and subset reference companies in determining the compensation of Mr. Sintros in connection with his appointment as Chief Executive Officer in July 2017.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended August 25, 2018 for filing with the Securities and Exchange Commission.

Compensation Committee

Michael Iandoli (Chair) Kathleen M. Camilli Phillip L. Cohen Thomas S. Postek Raymond C. Zemlin

Summary Compensation Table

The following table sets forth summary information concerning the annual compensation for the years ended August 25, 2018, August 26, 2017 and August 27, 2016, respectively, awarded to, earned by or paid to our President and Chief Executive Officer, Senior Vice President and Chief Financial Officer and our other three most highly-compensated executive officers (collectively, for purposes of the tables set forth in this Proxy Statement, our “named executive officers”):

Name and Principal Position	Year	Salary	Bonus	Share-Based Awards(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqual- ified Deferred Compen- sation Earnings (3)	All Other Compen- sation		Total
Steven S. Sintros	2018	$500,000	$65,000	$249,975	$750,089	$310,000	$55,524	$30,362	(5)	$1,960,950
President and	2017	$392,916	$7,858	$138,560	$—	$113,946	$—	$26,912		$680,192
Chief Executive	2016	$379,001	$—	$146,120	$—	$90,960	$120,304	$28,000		$764,385
Officer (4)
Shane F. O’Connor	2018	$212,599	$180,000	$58,783	$176,358	$—	$144,847	$14,553	(7)	$787,140
Senior Vice
President and Chief
Financial Officer (6)
Cynthia Croatti	2018	$476,956	$—	$75,001	$225,041	$152,626	$42,126	$29,647	(8)	$1,001,397
Executive Vice	2017	$457,056	$9,141	$207,840	$—	$132,546	$12,111	$28,593		$847,287
President and	2016	$443,000	$—	$219,180	$—	$106,320	$326,114	$28,000		$1,122,614
Treasurer
David M. Katz	2018	$389,234	$—	$58,752	$176,384	$124,555	$32,351	$30,526	(9)	$811,802
Senior Vice	2017	$374,265	$7,485	$138,560	$—	$108,537	$19,696	$28,768		$677,311
President, Sales and	2016	$365,000	$—	$146,120	$—	$87,600	$101,076	$28,000		$727,796
Marketing
David A. DiFillippo	2018	$359,379	$—	$58,752	$176,384	$115,001	$22,843	$30,574	(10)	$762,933
Senior Vice	2017	$345,555	$6,911	$138,560	$—	$100,211	$—	$28,735		$619,972
President,	2016	$337,000	$—	$146,120	$—	$80,880	$225,076	$28,000		$817,076
Operations

(1)
The amounts shown represent the aggregate grant date fair value related to the grant of stock appreciation rights to our named executive officers in fiscal 2018, 2017 and 2016, respectively, calculated in accordance with FASB ASC

Topic 718 (excluding the effect of any estimate of future forfeitures). Additional information concerning our financial reporting of stock appreciation rights is presented in Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended August 25, 2018, Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended August 26, 2017 and in Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Reports on Form 10-K for the year ended August 27, 2016. See the “Outstanding Equity Awards at Fiscal Year-End – 2018” table below for additional details regarding the stock appreciation rights that were granted to our named executive officers in fiscal 2018, 2017 and 2016.

(2)
The amounts shown represent the aggregate grant date fair value related to the grant of restricted stock units to our named executive officers in fiscal 2018, calculated in accordance with FASB ASC Topic 718 (excluding the effect of any estimate of future forfeitures). Additional information concerning our financial reporting of restricted stock units is presented in Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended August 25, 2018. See the “Outstanding Equity Awards at Fiscal Year-End – 2018” table below for additional details regarding the restricted stock units that were granted to our named executive officers in fiscal 2018.

(3)
Amounts reported in this column for fiscal 2018 represent the present value of the accumulated benefit obligation as of August 25, 2018 minus the present value of the accumulated benefit obligation as of August 26, 2017 under the UniFirst Corporation Unfunded Supplemental Executive Retirement Plan, as amended (“SERP”). Amounts reported in this column for fiscal 2017 represent the present value of the accumulated benefit obligation as of August 26, 2017 minus the present value of the accumulated benefit obligation as of August 27, 2016 under our SERP. As of August 26, 2017, such changes in the present value of the accumulated benefit obligation relative to August 27, 2016 were $(4,937) with respect to Mr. Sintros and $(1,234) with respect to Mr. DiFillippo. However, SEC disclosure regulations state that negative changes should not be reflected in the Summary Compensation Table. Accordingly, such changes with respect to Messrs. Sintros and DiFillippo are reflected in the table as “$0” with respect to 2017. Amounts reported in this column for fiscal 2016 represent the present value of the accumulated benefit obligation as of August 27, 2016 minus the present value of the accumulated benefit obligation as of August 29, 2015 under our SERP. Our obligation has been estimated assuming benefits commence at normal social security retirement age and using FASB ASC Topic 715 assumptions for mortality, assumed payment form and discount rates in effect at the measurement dates. Since the Company does not credit interest at above-market rates, no interest amounts are included in these totals. See the “Pension Benefits Table – Fiscal 2018” below for additional details about the accumulated benefits of each named executive officer under our SERP with respect to fiscal 2018. See the “Pension Benefits Table – Fiscal 2017” in our Proxy Statement for the 2018 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on November 30, 2017 for additional details about the accumulated benefits of each named executive officer under our SERP with respect to fiscal 2017. See the “Pension Benefits Table – Fiscal 2016” in our Proxy Statement for the 2017 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on December 1, 2016 for additional details about the accumulated benefits of each named executive officer under our SERP with respect to fiscal 2016.

(4)	Mr. Sintros also served as our Chief Financial Officer in fiscal 2018 until the Board of Directors appointed Mr. O’Connor as our Chief Financial Officer effective as of January 5, 2018.

(5)
Includes car allowance ($12,666), 401(k) contributions ($11,299) and profit sharing plan contribution ($6,397). The components of “All Other Compensation” for 2016 and 2017 for Mr. Sintros were reported in our 2016 and 2017 proxy statements.

(6)	Mr. O’Connor became our Chief Financial Officer effective as of January 5, 2018.

(7)	Includes car allowance ($7,853) and 401(k) contributions ($6,700).

(8)
Includes car allowance ($12,450), 401(k) contributions ($10,800) and profit sharing plan contribution ($6,397). The components of “All Other Compensation” for 2016 and 2017 for Ms. Croatti were reported in our 2016 and 2017 proxy statements.

(9)
Includes car allowance ($12,450), 401(k) contributions ($11,679) and profit sharing plan contribution ($6,397). The components of “All Other Compensation” for 2016 and 2017 for Mr. Katz were reported in our 2016 and 2017 proxy statements.

(10)
Includes car allowance ($12,450), 401(k) contributions ($11,727) and profit sharing plan contribution ($6,397). The components of “All Other Compensation” for 2016 and 2017 for Mr. DiFillippo were reported in our 2016 and 2017 proxy statements.

Grants of Plan-Based Awards – Fiscal 2018

The following table contains information related to a non-equity incentive plan award made to our Chief Executive Officer under our CEO Bonus Plan and restricted stock unit awards and Share-Based Awards granted to our named executive officers under our Amended and Restated 2010 Stock Option and Incentive Plan during fiscal 2018:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Securities Underlying Awards	All Other Share-Based Awards: Number of Securities Underlying Awards	Exercise or Base Price of Share- Based Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Share-Based Awards($)(2)
Steven S. Sintros President and Chief Executive Officer	12/14/2017	12/14/2017								5,152 (3)	165.40	249,975
	12/14/2017	12/14/2017							3,023 (4)		—	500,004
	12/14/2017	12/14/2017	50,000 (5)	100,000 (5)	150,000 (5)
	12/14/2017	12/14/2017				907 (6)	1,210 (6)	1,512 (6)			—	250,085
Shane F. O’Connor Senior Vice President and Chief Financial Officer	1/2/2018	12/14/2017								1,137 (7)	167.80	58,783
	1/2/2018	12/14/2017							1,051 (8)		—	176,358
Cynthia Croatti Executive Vice President and Treasurer	10/23/2017	10/23/2017								1,574 (7)	156.05	75,001
	12/20/2017	12/14/2017							1,332 (8)		—	225,041
David M. Katz Senior Vice President, Sales and Marketing	10/23/2017	10/23/2017								1,233 (7)	156.05	58,752
	12/20/2017	12/14/2017							1,044 (8)		—	176,384
David A. DiFillippo Senior Vice President, Operations	10/23/2017	10/23/2017								1,233 (7)	156.05	58,752
	12/20/2017	12/14/2017							1,044 (8)		—	176,384

(1)
Amounts represent the fair market value of our Common Stock on the date of the grant. Fair market value is determined using the closing price of our Common Stock as reported on the New York Stock Exchange on the date of the grant.

(2)
Amounts represent the grant date fair value of each stock appreciation right and restricted stock unit granted during fiscal 2018. These amounts were calculated in accordance with FASB ASC Topic 718 (excluding the effect of any estimate of future forfeitures).

(3)
Amount represents the number of stock-settled stock appreciation rights granted to Mr. Sintros during fiscal 2018. This stock appreciation right becomes vested and exercisable 20% per year on each anniversary of the grant date with the first vesting occurring on the first anniversary of the grant date. This grant expires ten years from the date of grant.

(4)
Amount represents restricted stock units granted to Mr. Sintros during fiscal 2018. Such restricted stock units vest 20% per year on each anniversary of the grant date with the first vesting occurring on the first anniversary of the grant date.

(5)
Represents threshold, target and maximum possible payouts under the CEO Bonus Plan for fiscal 2018. See "Compensation Discussion and Analysis" for additional information regarding the award under the CEO Bonus Plan for fiscal 2018.

(6)
Represents the grant of 1,512 performance-based restricted stock units to Mr. Sintros for fiscal 2018. The actual number of restricted stock units to be earned was based on the achievement of certain Company performance criteria. See

"Compensation Discussion and Analysis" for additional information regarding the performance-based restricted stock units granted to Mr. Sintros in fiscal 2018.

(7)
Amounts represent the number of stock-settled stock appreciation rights granted to certain named executive officers during fiscal 2018. These stock appreciation rights are subject to a five-year cliff vesting schedule under which the stock appreciation rights become vested and exercisable five years from the date of grant. Each of these grants expires ten years from the date of grant.

(8)
Amounts represent restricted stock units granted to certain named executive officers during fiscal 2018. These restricted stock units are subject to a five-year cliff vesting schedule under which the restricted stock units become vested and exercisable five years from the date of grant.

Outstanding Equity Awards at Fiscal Year-End – 2018

     The following table sets forth information concerning the outstanding restricted stock units and unexercised Share-Based Awards, which consist of stock appreciation rights, held as of August 25, 2018 by our named executive officers:

	Share-Based Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Share- Based Awards Exercisable	Number of Securities Underlying Unexercised Share-Based Awards Unexercisable	Share- Based Awards Exercise Price	Share-Based Awards Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested
Steven S. Sintros	—	8,000(1)	$102.90	10/28/2023	—	—	—	—
President and Chief	—	8,000(2)	$106.99	10/27/2024	—	—	—	—
Executive Officer	—	4,000(3)	$104.67	10/26/2025	—	—	—	—
	—	4,000(4)	$119.00	10/24/2026	—	—	—	—
	—	5,152(5)	$165.40	12/14/2027	—	—	—	—
					—	—	1,512(6)	$275,713(7)
					3,023(8)	$551,244(7)	—	—
Shane F. O’Connor	—	1,137(9)	$167.80	1/2/2028	—	—	—	—
Senior Vice President					1,051(10)	$191,650(7)	—	—
and Chief Financial
Officer
Cynthia Croatti	12,000	—	$69.05	10/22/2022	—	—	—	—
Executive Vice	—	12,000(1)	$102.90	10/28/2023	—	—	—	—
President and	—	12,000(2)	$106.99	10/27/2024	—	—	—	—
Treasurer	—	6,000(3)	$104.67	10/26/2025	—	—	—	—
	—	6,000(4)	$119.00	10/24/2026	—	—	—	—
	—	1,574(11)	$156.05	10/23/2027	—	—	—	—
					1,332(12)	$242,890(7)	—	—
David M. Katz	—	8,000(1)	$102.90	10/28/2023	—	—	—	—
Senior Vice	—	8,000(2)	$106.99	10/27/2024	—	—	—	—
President, Sales	—	4,000(3)	$104.67	10/26/2025	—	—	—	—
and Marketing	—	4,000(4)	$119.00	10/24/2026	—	—	—	—
	—	1,233(11)	$156.05	10/23/2027	—	—	—	—
					1,044(12)	$190,373(7)	—	—
David A. DiFillippo	8,000	—	$69.05	10/22/2022	—	—	—	—
Senior Vice	—	8,000(1)	$102.90	10/28/2023	—	—	—	—
President, Operations	—	8,000(2)	$106.99	10/27/2024	—	—	—	—
	—	4,000(3)	$104.67	10/26/2025	—	—	—	—
	—	4,000(4)	$119.00	10/24/2026	—	—	—	—
	—	1,233(11)	$156.05	10/23/2027	—	—	—	—
					1,044(12)	$190,373(7)	—	—

(1)	These stock-settled stock appreciation rights are subject to a five-year cliff vesting schedule and become vested and exercisable on October 28, 2018.

(2)	These stock-settled stock appreciation rights are subject to a five-year cliff vesting schedule and become vested and exercisable on October 27, 2019.

(3)	These stock-settled stock appreciation rights are subject to a five-year cliff vesting schedule and become vested and exercisable on October 26, 2020.

(4)	These stock-settled stock appreciation rights are subject to a five-year cliff vesting schedule and become vested and exercisable on October 24, 2021.

(5)	These stock-settled stock appreciation rights are subject to a 20% per year ratable vesting schedule on each anniversary of the grant date with the first vesting to occur on December 14, 2018.

(6)
Represents 1,512 restricted stock units that, as of August 25, 2018, were subject to both the satisfaction of performance criteria and time-based vesting as more fully described under the heading “Compensation Discussion and Analysis” in this Proxy Statement. In October 2018, the Compensation Committee determined that such 1,512 restricted stock units were earned based on the Company’s revenues and adjusted operating margin in fiscal 2018. Of these restricted stock units, 504 become vested on October 22, 2018 and the remainder of such restricted stock units will vest in two equal annual installments on October 22, 2019 and October 22, 2020.

(7)	The amount shown is based on the closing price of the Company’s Common Stock of $182.35 per share on August 24, 2018, the last trading day of fiscal 2018, as reported by the New York Stock Exchange.

(8)	These restricted stock units are subject to a 20% per year ratable vesting schedule on each anniversary of the grant date with the first vesting to occur on December 14, 2018.

(9)	These stock-settled stock appreciation rights are subject to a five-year cliff vesting schedule and become vested and exercisable on January 2, 2023.

(10)	These restricted stock units are subject to a five-year cliff vesting schedule and become vested and exercisable on January 2, 2023.

(11)	These stock-settled stock appreciation rights are subject to a five-year cliff vesting schedule and become vested and exercisable on October 23, 2022.

(12)	These restricted stock units are subject to a five-year cliff vesting schedule and become vested and exercisable on December 20, 2022.

Option Exercises and Stock Vested Table – Fiscal 2018

The following table sets forth the number of shares of Common Stock acquired or that vested and the aggregate dollar value realized as a result of stock–settled SAR exercises and the vesting of restricted stock units during fiscal 2018 with respect to our named executive officers:

	Share-Based Awards			Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)		Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Steven S. Sintros	2,666	$286,995	(3)	—	—
President and Chief Executive	2,667	$301,371	(4)	—	—
Officer	2,667	$315,106	(5)	—	—
Shane F. O’Connor	—	$—		—	—
Senior Vice President and Chief
Financial Officer
Cynthia Croatti	—	$—		—	—
Executive Vice President and
Treasurer
David M. Katz	2,667	$263,766	(6)	—	—
Senior Vice President, Sales and	2,667	$270,567	(7)	—	—
Marketing	2,666	$231,675	(8)	—	—
David A. DiFillippo	2,666	$286,408	(9)	—	—
Senior Vice President,	2,667	$271,847	(10)	—	—
Operations	2,667	$299,984	(11)	—	—

(1)
Value realized on exercise is calculated as the market value of our Common Stock at the time of exercise of the stock appreciation right less the exercise price paid, multiplied by the number of shares underlying the stock option exercised.

(2)	Value realized on vesting is calculated as the market value of our Common Stock at the time of vesting, multiplied by the number of shares that vested.

(3)	Value realized on exercise is as follows: $107.65 (the market value at the time of exercise of $176.70 less the exercise price of $69.05), multiplied by 2,666 shares acquired upon exercise.

(4)	Value realized on exercise is as follows: $113.00 (the market value at the time of exercise of $182.05 less the exercise price of $69.05), multiplied by 2,667 shares acquired upon exercise.

(5)	Value realized on exercise is as follows: $118.15 (the market value at the time of exercise of $187.20 less the exercise price of $69.05), multiplied by 2,667 shares acquired upon exercise.

(6)	Value realized on exercise is as follows: $98.90 (the market value at the time of exercise of $167.95 less the exercise price of $69.05), multiplied by 2,667 shares acquired upon exercise.

(7)	Value realized on exercise is as follows: $101.45 (the market value at the time of exercise of $170.50 less the exercise price of $69.05), multiplied by 2,667 shares acquired upon exercise.

(8)	Value realized on exercise is as follows: $86.90 (the market value at the time of exercise of $155.95 less the exercise price of $69.05), multiplied by 2,666 shares acquired upon exercise.

(9)	Value realized on exercise is as follows: $107.43 (the market value at the time of exercise of $157.10 less the exercise price of $49.67), multiplied by 2,666 shares acquired upon exercise.

(10)	Value realized on exercise is as follows: $101.93 (the market value at the time of exercise of $151.60 less the exercise price of $49.67), multiplied by 2,667 shares acquired upon exercise.

(11)	Value realized on exercise is as follows: $112.48 (the market value at the time of exercise of $162.15 less the exercise price of $49.67), multiplied by 2,667 shares acquired upon exercise.

Pension Benefits Table – Fiscal 2018

The following table sets forth the actuarial present value of accumulated benefits under our Unfunded Supplemental Executive Retirement Plan, the number of years of credited service and the dollar amount of payments and benefits paid during fiscal 2018 to our named executive officers as of August 25, 2018:

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefits(2)	Payments During Last Fiscal Year
Steven S. Sintros President and Chief Executive Officer	UniFirst Corporation Unfunded Supplemental Executive Retirement Plan	14	$335,615	—
Shane F. O’Connor Senior Vice President and Chief Financial Officer	UniFirst Corporation Unfunded Supplemental Executive Retirement Plan	13	$144,847	—
Cynthia Croatti Executive Vice President and Treasurer	UniFirst Corporation Unfunded Supplemental Executive Retirement Plan	30	$1,765,301	—
David M. Katz Senior Vice President, Sales and Marketing	UniFirst Corporation Unfunded Supplemental Executive Retirement Plan	10	$321,511	—
David A. DiFillippo Senior Vice President, Operations	UniFirst Corporation Unfunded Supplemental Executive Retirement Plan	30	$1,070,871	—

(1)
As discussed in more detail below under the heading “UniFirst Corporation Unfunded Supplemental Executive Retirement Plan”, our SERP limits the number of years of credited service to thirty for purposes of determining a participant’s benefits under the plan. The actual years of service of Mr. DiFillippo and Ms. Croatti are 39 and 38, respectively.

(2)
Amounts reported in this column represent the present value of the accumulated benefit obligation as of August 25, 2018. Our obligation has been estimated assuming benefits commence on the individual’s social security retirement date and using FASB ASC Topic 715 assumptions for mortality, assumed payment form and discount rates in effect at the measurement dates.

UniFirst Corporation Unfunded Supplemental Executive Retirement Plan

Certain of our and our affiliates’ employees are eligible to participate in our SERP, including our named executive officers. Retirement benefits provided by our SERP are based on a participant’s average annual base earnings, exclusive of bonuses, commissions, fringe benefits and reimbursed expenses, for the last three years of full-time employment prior to the participant’s retirement date (“Final Average Earnings”). Under the SERP, upon the retirement of a participant on their social security retirement date, a participant will receive a plan benefit in an aggregate amount equal to 1.33% of the participant’s Final Average Earnings multiplied by their years of service, limited to 30 years, less 3.33% of the participant’s primary Social Security benefit multiplied by their years of service, limited to 30 years.

Pension payments under our SERP are made at the intervals then in effect for the payment of base salaries to our executive officers. Upon the death of a participant, the participant’s designated beneficiary will be paid retirement benefits for up to 12 years from the participant’s date of retirement. Our SERP provides that, upon any change in control of the Company, participants in our SERP will receive a lump sum payment equal to the actuarial equivalent of their plan benefit as of the date of the change in control.

Potential Payments Upon Termination or Change in Control

Employment Agreement with Mr. Sintros

On December 14, 2017, we entered into an Employment Agreement with Mr. Sintros that provides for the payment of certain payments to Mr. Sintros if he is terminated under certain circumstances. In the event that the Company terminates the employment of Mr. Sintros without cause or Mr. Sintros terminates his employment for good reason, each as defined in the Employment Agreement, Mr. Sintros will be entitled to receive (i) a pro-rated cash bonus, if any, for the fiscal year in which his employment is terminated and (ii) an amount equal to two times the sum of (a) his base salary then in effect and (b) his target cash bonus for the fiscal year in which his employment is terminated. If Mr. Sintros had been terminated without cause or terminated his employment for good reason on August 24, 2018, the last business day of fiscal 2018, Mr. Sintros would have been entitled to receive a cash bonus of $375,000 and a cash payment in the amount of $1,670,000.

Unfunded Supplemental Executive Retirement Plan

As discussed under the heading “UniFirst Corporation Unfunded Supplemental Executive Retirement Plan” above, upon a change in control of the Company, our named executive officers will receive a lump sum payment under our SERP equal to the actuarial equivalent of their plan benefit as of the date of the change in control. For more information concerning our SERP, see the “Pension Benefits Table – Fiscal 2018” and the discussion under the heading “UniFirst Corporation Unfunded Supplemental Executive Retirement Plan” above.

Pay Ratio Disclosure

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the annual total compensation of a company’s median employee to the total annual compensation of a company’s principal executive officer. The principal executive officer of our Company is Mr. Sintros.

For fiscal 2018, the annual total compensation of Mr. Sintros was $1,960,950, as shown in the Summary Compensation Table above. The annual total compensation of our median employee for fiscal 2018, which was calculated in the same manner as Mr. Sintros’ total annual compensation, was $21,999. Based on such information, the ratio of the annual total compensation of Mr. Sintros to the annual total compensation of our median employee for fiscal 2018 was approximately 89 to 1.

We identified the median employee by measuring compensation for the period beginning on August 27, 2017 and ending on August 25, 2018 (the “Measurement Period”) for approximately 19,000 employees, representing all full-time, part-time, seasonal and temporary employees of the Company and its consolidated subsidiaries as of August 25, 2018. Such number of employees does not include any independent contractors or “leased” workers, as permitted by applicable SEC rules. Such number does not exclude any employees of businesses acquired by us or combined with us. As permitted by SEC rules, we also excluded our employees in Nicaragua and Europe because, in each case, such employees represent less than 5% of our total workforce. The excluded employees consisted of 636 employees in Nicaragua and 99 employees in Europe.

We identified the median employee using the total cash compensation paid to each employee for the Measurement Period. We did not utilize any statistical sampling or cost-of-living adjustments for purposes of determining the median employee. We annualized the compensation of full-time and part-time employees (other than seasonal or temporary employees) who were hired during fiscal 2018 but did not work for us for the entire fiscal year.

Director Compensation – Fiscal 2018

The Compensation Committee determines Director compensation based on the following principles: (1) Director compensation should be aligned with the long-term interest of shareholders, (2) compensation should be used to motivate Director behavior; (3) Directors should be adequately compensated for their time and effort; and (4) Director compensation should be approached on an overall basis, rather than as an array of separate elements.

Beginning in fiscal 2018, we determine Director compensation on a fiscal year basis. The non-employee Director fee schedule for fiscal 2018 beginning in October 2017 upon the approval of such fee schedule was as follows: an annual fee of $50,000; an annual fee for chairing the Audit Committee of $12,500; an annual fee for chairing a Committee other than the Audit Committee of $7,500; an annual fee for the Chairman of the Board of $12,500; a $5,000 fee for each Board or Special Committee meeting attended; a $3,000 fee for each Audit, Compensation or Nominating and Corporate Governance Committee meeting attended; a $2,500 fee for participating in a telephonic Board or Special Committee meeting; and a $1,500 fee for participating in a telephonic Audit, Compensation or Nominating and Corporate Governance Committee meeting. As part of the annual compensation, each non-employee Director receives 1,000 fully vested stock-settled stock appreciation rights at an exercise price equal to the closing price of the Company’s Common Stock on the grant date. In addition, each non-employee Director receives shares of unrestricted Common Stock having a value (based on the closing price of the Company’s Common Stock on the grant date) equal to $80,000. Those Directors who satisfy the minimum share ownership requirement under the Company’s Director Stock Ownership Policy may elect to receive a cash payment of $80,000 in lieu of the shares of unrestricted Common Stock.

In setting Director compensation in fiscal 2018, the Compensation Committee noted that Director compensation had not been adjusted in approximately five years. In addition, the Compensation Committee noted the increasing roles and responsibilities of the Directors.

With respect to the fiscal 2018 compensation of our non-Employee Directors set forth in the table below, we note that the Board of Directors and certain of its Committees held substantially more meetings in fiscal 2018 than in most prior years as a result of certain business developments of the Company. That resulted in the payment of significantly more per meetings fees than in most prior years. For example, the Board of Directors met eleven times, the Special Committee met eight times and the Compensation Committee met eight times in fiscal 2018. Among other matters, the Board of Directors and the Special Committee held a significant number of meetings in connection with their roles and responsibilities relating to the stock repurchase transaction that the Company completed in March 2018. In addition, among other matters, the Compensation Committee had a significant number of meetings in connection with its obligation to review and determine the compensation of the Company’s new President and Chief Executive Officer.

The Compensation Committee recently determined to make no changes to Director compensation for fiscal 2019.

Each Director who was also an employee of our Company received no Director’s fees during fiscal year 2018 and will receive no Director’s fees during fiscal year 2019.

The compensation earned by our non-employee Directors during fiscal 2018 is set forth in the table below.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Share-Based Awards(2)	All Other Compensation	Total
Phillip L. Cohen (3)	$273,300	—	$43,340	—	$316,640
Thomas S. Postek (3)	$245,800	$—	$43,340	—	$289,140
Michael Iandoli (4)	$171,500	$40,049	$43,340	—	$254,889
Kathleen Camilli (3)	$219,300	—	$43,340	—	$262,640
Raymond C. Zemlin (3)	$233,000	—	$43,340	—	$276,340

(1)
The amounts shown represent the aggregate grant date fair value related to 468 shares of unrestricted stock awarded to each of our non-employee Directors on January 12, 2018, calculated in accordance with FASB ASC Topic 718 (excluding the effect of any estimate of future forfeitures). Such shares of Common Stock granted on January 12, 2018 were fully vested on the date of grant. As described above and below, certain of our non-employee Directors elected to receive some or all of the unrestricted stock award in cash in lieu of receiving shares. Additional information concerning our financial reporting of restricted stock is presented in Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended August 25, 2018.

(2)
The amounts shown represent the aggregate grant date fair value related to the grant of 1,000 stock-settled stock appreciation rights to each of our non-employee Directors on January 12, 2018, calculated in accordance with FASB ASC Topic 718 (excluding the effect of any estimate of future forfeitures). These stock appreciation rights were fully vested upon grant and expire eight years after the grant date or on the second anniversary of the date that the Director ceases to be a member of the Board of Directors, whichever occurs first. Additional information concerning our financial reporting of stock appreciation rights is presented in Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended August 25, 2018.

(3)	Amounts shown include an $80,000 cash payment in lieu of receiving a grant of 468 shares of unrestricted Common Stock listed in footnote (1) above.

(4)	Amounts shown include a $40,000 cash payment in lieu of receiving a partial grant of 234 shares of the total of 468 shares of unrestricted Common Stock listed in footnote (1) above.

Compensation Committee Interlocks and Insider Participation

During the 2018 fiscal year, the Compensation Committee consisted of Messrs. Iandoli, Cohen, Postek and Zemlin and Ms. Camilli. None of these individuals has served as an officer or employee of the Company or any of its subsidiaries. During the 2018 fiscal year, to the knowledge of the Company, none of its executive officers:

•	served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee;

•	served as directors of another entity, one of whose executive officers served on the Compensation Committee; or

•	served as members of the compensation committee of another entity, one of whose executive officers served as one of the Company’s Directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed entirely of independent directors meeting the requirements of applicable Securities and Exchange Commission and New York Stock Exchange rules. The key responsibilities of our committee are set forth in our Charter and include overseeing the integrity of UniFirst’s financial statements, the independent auditors’ qualifications and independence and the performance of the independent auditors and the internal audit function.

We serve in an oversight capacity and are not intended to be part of UniFirst’s operational or managerial decision-making process. UniFirst’s management is responsible for preparing the consolidated financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting and its independent registered public accounting firm is responsible for auditing those statements. Our principal purpose is to monitor these processes.

The Audit Committee has, among other things:

●
Reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the fiscal year ended August 25, 2018, including a discussion of accounting principles, judgments and disclosure in the audited financial statements.

●
Reviewed and discussed with management and the independent registered public accounting firm the quarterly and annual earnings press releases prior to release and the quarterly and annual reports on Form 10-Q and 10-K prior to filing.

●	Reviewed the performance of the Company’s internal audit function.

●	Discussed with management, the internal auditors and the independent registered public accounting firm the results of the testing of internal controls over financial reporting.

●
Discussed with the independent registered public accounting firm the overall scope and the plans for the annual audit, the results of their examination and the overall quality of UniFirst’s financial reporting.

●
Discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

●
Reviewed all audit and non-audit services performed by the independent registered public accounting firm and considered whether the provision of non-audit services is compatible with maintaining the auditor’s independence.

●	Reviewed the performance, qualifications and independence of the independent registered public accounting firm.

●	Reviewed and approved, in accordance with the Company’s Related Person Transaction Approval Policy, the repurchase of shares of Common Stock and Class B Common Stock by the Company in March 2018.

●
Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm the auditors’ independence.

Based on the reviews and discussions with management and the independent registered public accounting firm and the report of the independent public accounting firm, the Audit Committee recommended to the Board of Directors, and the Board approved, the audited financial statements for the fiscal year ended August 25, 2018 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee for fiscal 2018 Phillip L. Cohen (Chair) Kathleen M. Camilli Thomas S. Postek

Independent Registered Public Accounting Firm

                The Audit Committee appointed Enrst & Young LLP ("Ernst & Young") as the independent registered public accounting firm to audit the fiscal 2018 financial statements. Fees billed for services in fiscal 2018 and 2017 were as follows:

	Fiscal 2018	Fiscal 2017
Audit Fees (1)	$1,770,343	$1,769,978
Audit Related Fees	$—	$—
Tax Fees (2)	$287,773	$296,001
All Other Fees	$—	$—

(1)
Audit fees were for the audit of the Company’s annual financial statements, audit of the effectiveness of the Company’s internal controls over financial reporting, and review of the Company’s quarterly financial statements.

(2)	Tax Fees were for tax compliance, tax advice and tax planning.

Under its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be provided by our independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the Securities and Exchange Commission. Each year, the Audit Committee approves the retention of the independent registered public accounting firm to audit our financial statements, including the associated fee. All of the fees disclosed above were approved by the Audit Committee. The Audit Committee has considered whether the provisions of such services, including non-audit services, by Ernst & Young is compatible with maintaining Ernst & Young’s independence and has concluded that it is.

Certain Relationships and Related Transactions

The Company’s Board of Directors has adopted a written Related Person Transaction Approval Policy to monitor transactions, arrangements or relationships in which the Company is a participant and any of the following have a direct or indirect material interest: (a) an executive officer, director or director nominee; (b) an immediate family member of an executive officer, director or director nominee; (c) a shareholder that beneficially owns more than 5% of the Company’s Common Stock or Class B Common Stock; or (d) any immediate family member of such 5% shareholder. The policy generally covers related person transactions that meet the minimum threshold for disclosure under relevant Securities and Exchange Commission rules. Such related person transactions generally involve amounts exceeding $120,000.

The Company’s Chief Financial Officer, together with outside legal counsel, identifies any potential related person transactions and, if he determines that a transaction constitutes a related person transaction under the policy, the Chief Financial Officer provides relevant details to the Audit Committee. If the Chief Financial Officer has an interest in a potential related person transaction, the Chief Executive Officer assumes the role of the Company’s Chief Financial Officer under the policy. The Audit Committee reviews relevant information concerning any proposed transaction contemplated by the Company with an individual or entity that is the subject of a disclosed relationship, and approves or disapproves the transaction, with or without conditions. Certain related person transactions are deemed pre-approved by the Audit Committee, including transactions, arrangements or relationships where the rates or charges involved in the transactions are determined by competitive bids.

During the 2018 fiscal year, the Company was not a participant in any related party transactions that required disclosure under this heading.

Section 16(a) Beneficial Ownership Reporting Compliance

Executive officers, Directors and greater than 10% shareholders of the Company are required to file with the Securities and Exchange Commission pursuant to Section 16(a) of the Exchange Act, reports of ownership and changes in ownership. Such reports are filed on Form 3, Form 4 and Form 5 under the Exchange Act, as appropriate. Executive officers, Directors and greater than 10% shareholders are required by Exchange Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no such reports were required during the 2018 fiscal year, the Company believes that, during the 2018 fiscal year, all executive officers, Directors and greater than 10% shareholders of the Company complied with applicable Section 16(a) filing requirements except for the following: The Estate of Ronald D. Croatti inadvertently filed one late Form 3 upon the death of the Company's former Chief Executive Officer.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending August 31, 2019. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2002. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In making its determinations regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management. In addition, although not required by law, the Audit Committee will take into account the vote of the Company’s shareholders with respect to the ratification of the appointment of the Company’s independent registered public accounting firm.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is required for approval.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 31, 2019.

OTHER MATTERS

Management is not aware of any other matters which may come before the Annual Meeting or any adjournment or postponement thereof; however, if any matters other than those set forth in the attached Notice of Annual Meeting should be properly presented at the Annual Meeting, the persons named in the proxy intend to take such action as will be, in their discretion, consistent with the best interest of the Company.

Shareholder Proposals

Under the Company’s By-laws, any shareholder desiring to present a proposal for inclusion in the Company’s Proxy Statement in connection with the Company’s 2020 Annual Meeting of Shareholders must submit the proposal so as to be received by the Secretary of the Company at the principal executive offices of the Company, 68 Jonspin Road, Wilmington, Massachusetts 01887, not later than August 1, 2019. In addition, in order to be included in the Proxy Statement, such a proposal must comply with the requirements as to form and substance established by applicable laws and regulations.

Shareholders wishing to present business for action, other than proposals to be included in the Company’s Proxy Statement, or to nominate candidates for election as Directors at a meeting of the Company’s shareholders, must do so in accordance with the Company’s By-laws. The By-laws provide, among other requirements, that in order to be presented at the 2020 Annual Meeting of Shareholders, such shareholder proposals or nominations may be made only by a shareholder of record who shall have given notice of the proposal or nomination and the related required information to the Company no earlier than September 10, 2019 and no later than October 25, 2019.

Annual Report on Form 10-K

The Company will provide any shareholder with a copy of its Annual Report on Form 10-K, including the financial statements and schedules to such report but excluding exhibits, required to be filed with the Securities and Exchange Commission for the Company’s most recent fiscal year, without charge, upon receipt of a phone call or written request from such shareholder. Such request must be made to the Company’s Investor Services group by calling (978) 658-8888 or by writing to Investor Services, UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.

Delivery of Documents to Shareholders Sharing an Address

If you share an address with any of the Company’s other shareholders, your household might receive only one copy of the Proxy Statement, Annual Report and Notice, as applicable. To request individual copies of any of these materials for each shareholder in your household, please contact the Company’s Investor Services, UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887 (telephone: (978) 658-8888). The Company will deliver copies of the Proxy Statement, Annual Report and/or Notice promptly following your written or oral request. To ask that only one copy of any of these materials be mailed to your household, please contact your broker.

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE REVIEW THE PROXY MATERIALS, INCLUDING OUR 2018 ANNUAL REPORT ON FORM 10-K, AT WWW.EDOCUMENTVIEW.COM/UNF AND VOTE BY INTERNET AT WWW.ENVISIONREPORTS.COM/UNF, BY TELEPHONE OR BY PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY STATEMENT AND THE NOTICE. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES IN PERSON. IF YOUR SHARES ARE HELD IN STREET NAME, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR BROKER, BANK OR OTHER NOMINEE TO HAVE YOUR SHARES VOTED.

Wilmington, Massachusetts
November 29, 2018

UniFirst U1st

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

- Go to **www.envisionreports.com/UNF**
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Vote by telephone

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card - Common Stock

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all of the nominees set forth in Proposal 1 and FOR Proposal 2.

Class III Directors:	For	Withhold		For	Withhold
01 - Phillip L. Cohen	☐	☐	02 - Cynthia Croatti	☐	☐

Note: In their discretion, the proxies are authorized to vote upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.

B Authorized Signatures — If voting by mail, this section must be completed for your vote to be counted. — Date and Sign Below

Please sign EXACTLY as your name(s) appear(s) on this proxy. For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

UniFirst

Proxy — UniFirst Corporation — Common Stock

The undersigned holder of shares of Common Stock of UniFirst Corporation hereby appoints STEVEN S. SINTROS and SHANE F. O'CONNOR, and each of them, proxies with full power of substitution to act and vote on behalf of the undersigned at the 2019 Annual Meeting of Shareholders of UniFirst Corporation to be held at the corporate offices of UniFirst Corporation, located at 68 Jonspin Road, Wilmington, Massachusetts 01887, on Tuesday, January 8, 2019 at 10:00 a.m. local time, and at any postponement or adjournment thereof. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIFIRST CORPORATION. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SET FORTH IN PROPOSAL 2, SO THAT A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE IF VOTING BY MAIL.

(PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET.)

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

- Go to **www.envisionreports.com/UNF**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card — Class B Common Stock

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominee set forth in Proposal 1 and FOR Proposal 2.

1. ELECTION OF ONE (1) CLASS III DIRECTOR, NOMINATED BY THE BOARD OF DIRECTORS, TO SERVE FOR A TERM OF THREE YEARS UNTIL THE 2022 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL HER SUCCESSOR IS DULY ELECTED AND QUALIFIED.

Class III Director:	For	Withhold
01 - Cynthia Croatti	☐	☐

Note: In their discretion, the proxies are authorized to vote upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.

B Authorized Signatures — If voting by mail, this section must be completed for your vote to be counted. — Date and Sign Below

Please sign EXACTLY as your name(s) appear(s) on this proxy. For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 3 9 4 6 1 7 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

UniFirst U1st

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Proxy — UniFirst Corporation

Class B Common Stock

The undersigned holder of shares of Class B Common Stock of UniFirst Corporation hereby appoints STEVEN S. SINTROS and SHANE F. O'CONNOR, and each of them, proxies with full power of substitution to act and vote on behalf of the undersigned at the 2019 Annual Meeting of Shareholders of UniFirst Corporation to be held at the corporate offices of UniFirst Corporation, located at 68 Jonspin Road, Wilmington, Massachusetts 01887, on Tuesday, January 8, 2019 at 10:00 a.m. local time, and at any postponement or adjournment thereof. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIFIRST CORPORATION. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE LISTED IN PROPOSAL 1 AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SET FORTH IN PROPOSAL 2, SO THAT A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE IF VOTING BY MAIL.

(PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET.)

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

■ **IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.** +